                                                                  Exhibit 2.8

                                                                  EXECUTION COPY
                                                                  --------------







                           ASSET PURCHASE AGREEMENT


                              AS OF JUNE 24, 1998


                                 BY AND AMONG

                             BOOTHEEL VIDEO, INC.,

                              CSC HOLDINGS, INC.,

                            MEDIACOM SOUTHEAST LLC

                                      AND

                                 MEDIACOM LLC

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

1.   Definitions........................................................    1
     1.01  Certain Definitions..........................................    1
     1.02  Other Definitional Provisions................................   12

2.   Purchase and Sale..................................................   12
     2.01  Transfer of Assets...........................................   12
     2.02  Purchase Price...............................................   12
     2.03  Estimated Statements.........................................   13
     2.04  Post Closing Adjustments.....................................   13
     2.05  Earnest Money Deposit........................................   18
     2.06  Sales and Transfer Taxes.....................................   18
     2.07  Indemnity Escrow.............................................   18
     2.08  Determination and Allocation of Purchase Price...............   19

3.   Representations and Warranties of Seller...........................   19
     3.01  Organization and Authority of Seller.........................   19
     3.02  Legal Capacity; Approvals and Consents.......................   20
     3.03  Financial Statements.........................................   21
     3.04  Changes in Operation.........................................   21
     3.05  Tax Returns..................................................   21
     3.06  Acquired Assets..............................................   22
     3.07  The CATV Business............................................   24
     3.08  Labor Contracts and Actions..................................   27
     3.09  Employee Benefit Plans.......................................   28
     3.10  Contracts and CATV Instruments...............................   29
     3.11  Legal and Governmental Proceedings and Judgments.............   30
     3.12  Finders and Brokers..........................................   30
     3.13  Miscellaneous Assets.........................................   31
     3.14  Characteristics of the CATV Systems..........................   31
     3.15  Insurance....................................................   32
     3.16  Accounts Receivable..........................................   32
     3.17  Overbuilds...................................................   32
     3.18  Intangible Property..........................................   32
     3.19  Retransmission Agreements....................................   33
     3.20  Representation of CSC........................................   33

4.   Representations and Warranties of Buyer............................   33
     4.01  Organization and Authority of Buyer..........................   33

                                                                         Page
                                                                         ----

     4.02  Legal Capacity;  Approvals and Consents......................   33
     4.03  Legal and Governmental Proceedings and Judgments.............   34
     4.04  Finders and Brokers..........................................   34
     4.05  Buyer Consents...............................................   34
     4.06  Acquisition of Rights........................................   34
     4.07  Representation of Mediacom...................................   35

5.   Covenants..........................................................   35
     5.01  Business of Seller...........................................   35
     5.02  Access to Information........................................   37
     5.03  Notification of Certain Matters..............................   38
     5.04  Forms 394....................................................   38
     5.05  Monthly Financial Statements.................................   38
     5.06  Covenant Not to Compete......................................   38
     5.07  No Solicitation..............................................   39

6.   Deliveries at Closing..............................................   40
     6.01  Deliveries by Seller.........................................   40
     6.02  Deliveries by Buyer..........................................   41

7.   Conditions to the Obligations of Buyer.............................   41
     7.01  Receipt of Consents..........................................   42
     7.02  Seller's Authority...........................................   42
     7.03  Performance by Seller........................................   42
     7.04  Absence of Breach of Warranties and Representations..........   42
     7.05  Absence of Proceedings.......................................   43
     7.06  Maximum Negative Subscriber Adjustment.......................   43

8.   Conditions to the Obligations of Seller............................   43
     8.01  Receipt of Consents..........................................   43
     8.02  Buyer's Authority............................................   43
     8.03  Performance by Buyer.........................................   43
     8.04  Absence of Breach of Representations and Warranties..........   44
     8.05  Absence of Proceedings.......................................   44
     8.06  Maximum Negative Subscriber Adjustment.......................   44

9.   Covenants..........................................................   44
     9.01  Compliance with Conditions...................................   44
     9.02  Compliance with HSR Act and Rules............................   45
     9.03  Applications for Consent to Transfer

                                                                         Page
                                                                         ----

            the Acquired Assets.........................................   46
     9.04  Records, Taxes and Related Matters...........................   47
     9.05  Non-Assignment...............................................   48
     9.06  Use of Names and Logos.......................................   48

10.  Survival of Representations, Warranties, Covenants
      and Other Agreements; Indemnification.............................   49
     10.01  Survival of Representations, Warranties,
            Covenants and Other Agreements..............................   49
     10.02  Indemnification by Seller...................................   49
     10.03  Indemnification by Buyer....................................   50
     10.04  Third Party Claims..........................................   51
     10.05  Environmental Matters.......................................   52
     10.06  Sole Remedy Upon Closing....................................   52

11.  Further Assurances.................................................   53

12.  Closing............................................................   53
     12.01  Closing.....................................................   53
     12.02  Termination.................................................   53
     12.03  Remedies Upon Default.......................................   55
     12.04  Return of Earnest Money Escrow..............................   56

13.  Miscellaneous......................................................   57
     13.01  Amendments; Waivers.........................................   57
     13.02  Entire Agreement............................................   57
     13.03  Binding Effect; Assignment..................................   57
     13.04  Construction; Counterparts..................................   57
     13.05  Notices.....................................................   58
     13.06  Expenses of the Parties.....................................   59
     13.07  Non-Recourse................................................   59
     13.08  Third Party Beneficiary.....................................   59
     13.09  Governing Law...............................................   60
     13.10  Press Releases..............................................   60
     13.11  Severability................................................   60

EXHIBIT A     -  List of Communities Served

EXHIBIT B     -  Form of Bill of Sale, General Assignment and
                 Instrument of Assumption of Liabilities

EXHIBIT C     -  Form of Earnest Money Escrow Agreement

EXHIBIT D-1   -  Form of Opinion of Seller's Massachusetts
                 Counsel

EXHIBIT D-2   -  Form of Opinion of Seller's Missouri Counsel

EXHIBIT D-3   -  Form of Opinion of CSC Holdings, Inc.'s
                 General Counsel

EXHIBIT E     -  Form of Opinion of Buyer's Counsel

EXHIBIT F     -  Form of Indemnity Escrow Agreement

EXHIBIT G     -  Form of Opinion of FCC Counsel to Seller

EXHIBIT H     -  Form of Earnest Money Letter of Credit

EXHIBIT I     -  Form of Indemnity Letter of Credit

Schedule 1.01(a)   -    CATV Licenses

Schedule 1.01(b)   -    Current Assets

Schedule 1.01(c)   -    Current Liabilities

Schedule 1.01(d)   -    Excluded Assets

Schedule 1.01(e)   -    Excluded Liabilities

Schedule 1.01(f)   -    Permitted Encumbrances

Schedule 3.02      -    Seller's Consents and Approvals

Schedule 3.05      -    Tax Notices and Assessments

Schedule 3.06(b)   -    Real Property

Schedule 3.06(d)   -    Environmental Matters

Schedule 3.07(c)   -    Notice of Claims or Purported
                        Defaults in CATV Instruments

Schedule 3.07(d)   -    Non-Compliance with Communications
                        Act or FCC Regulations

Schedule 3.09      -    Employee Benefit Plans

Schedule 3.10(a)   -    Contracts in Default

Schedule 3.10(b)   -    Contracts and CATV Instruments

Schedule 3.11      -    Legal Proceedings

Schedule 3.13      -    Miscellaneous Assets

Schedule 3.14(a)   -    CATV System:  Channel Capacity

Schedule 3.14(b)   -    CATV System:  Physical
                        Characteristics

Schedule 3.15      -    Insurance

Schedule 3.17      -    Overbuilds

Schedule 3.18      -    Intangibles

Schedule 4.05      -    Buyer's Consents and Approvals

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     This Asset Purchase Agreement (the "Agreement") is made and entered into as
                                         ---------
of June 24, 1998, by and among Bootheel Video, Inc., a Massachusetts corporation ("Seller"), CSC Holdings, Inc., a Delaware corporation ("Cablevision"), Mediacom
  ------                                                 -----------
Southeast LLC, a Delaware limited liability company ("Buyer") and Mediacom LLC,
                                                      -----
a New York limited liability company ("Mediacom").
                                       --------

                                R E C I T A L S
                                ---------------

     Seller owns and operates cable television systems serving the communities described in Exhibit A.

     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the CATV Business and the assets used or held for the operation thereof in accordance with the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows, each intending to be legally bound as and to the extent herein provided.

 1.  Definitions.
     -----------

     1.01  Certain Definitions.  For the purposes of this Agreement, the
           -------------------
following terms shall have the meanings set forth below:

     Accounts Receivable:  All active subscriber and advertising accounts
     -------------------
receivable relating to the CATV Business.

     Acquired Assets:  All of the properties, assets, privileges, rights,
     ---------------
interests, claims and goodwill, real and personal, tangible and intangible, of every type and description, including Seller's leasehold interests or rights to possession, whether owned or leased or otherwise possessed, used or held for use by Seller in connection with the CATV Business, now in existence or hereafter acquired by Seller in compliance with the terms of this Agreement prior to the Closing, including, without limitation, the Accounts Receivable, the CATV Instruments, the Equipment, the Real Property, the Contracts, the Inventory and the Intangible Property; provided that Acquired Assets shall exclude the Excluded Assets and any assets disposed of prior to the Closing in the usual and ordinary course of business and not in violation of this Agreement.

     Agreement:  This Agreement and the Schedules and Exhibits attached hereto.
     ---------

     Asserted Claim:  As defined in Section 10.04.
     --------------

     Assumed Liabilities:  All liabilities, obligations and commitments of
     -------------------
Seller (a) under the CATV Instruments, the CATV Licenses, the Equipment, the Real Property, the Contracts, the Inventory, the Intangible Property and any other Acquired Assets attributable to periods on and after the Closing Date, (b) arising out of Buyer's ownership of the Acquired Assets attributable to periods on and after the Closing Date and (c) to the extent (and only to the extent) constituting Current Liabilities that are included in the Final Working Capital Statement.

     Basic Subscriber:  As at any date of determination thereof, the sum of (a)
     ----------------
the total number of households (exclusive of accounts which are provided free service as a courtesy and "second outlets," as such term is commonly understood in the cable television industry, and exclusive of customers billed on a bulk-billing or commercial-account basis and exclusive of senior citizen subscribers that do not pay the regular monthly rate in respect of the service provided) subscribing on such date to at least the most basic tier of service offered by the CATV System and paying undiscounted regular monthly service fees and charges imposed in respect of such service, and, if also subscribing to the expanded basic tier, also paying undiscounted regular monthly service fees and charges imposed in respect of such service, each of which has paid in full without discount at least one monthly bill generated in the ordinary course of business, none of which is pending disconnection for any reason, none of which is, as of the date of determination, delinquent in payment for services for more than sixty (60) days (measured from the first day of the month in which the service with respect to which an unpaid billing statement relates was provided); and (b) the total number of Equivalent Subscribers on such date; provided, there shall be excluded from the definition of Basic Subscriber any subscriber who comes within the definition of Basic Subscriber because (i) its account has been compromised or written off within the twelve (12) month period preceding the date of determination, other than in the ordinary course of business consistent with past practices for reasons such as service interruption or waiver of late charges but not for the purpose of making it qualify as a Basic Subscriber or
(ii) it was obtained through offers made, promotions conducted or discounts given which were designed to temporarily increase the number of Basic Subscribers.

     Basic Subscriber Estimate:  As defined in Section 2.03.
     -------------------------

     Basic Subscriber Statement:  As defined in Section 2.04(b).
     --------------------------

     Benefit Plans:  As defined in Section 3.09(a).
     -------------

     Buyer:  As defined in the Preamble to this Agreement.
     -----

     Buyer Required Consents:  The Consents designated by Buyer by the letter
     -----------------------
"B" on Schedules 3.02 and 4.05.

     Buyer Indemnified Party:  As defined in Section 10.03(a).
     -----------------------

     Buyer's Basket:  As defined in Section 10.02(c).
     --------------

     Buyer's Counsel:  Cooperman Levitt Winikoff Lester & Newman, P.C.
     ---------------

     Buyer's Working Capital Objection:  As defined in Section 2.04(a).
     ---------------------------------

     Cablevision:  As defined in the Preamble to this Agreement.
     -----------

     CATV:  Cable television.
     ----

     CATV Business:  The CATV business to be transferred to Buyer, currently
     -------------
owned and operated by Seller, which consists of the transmission, distribution and local origination of audio and video signals over the CATV System used by the CATV business located in the System Area.

     CATV Instruments:  All franchises, ordinances or licenses granted to Seller
     ----------------
by any Governmental Authority; permits for wire crossings over or under highways, railroads, and other property; construction permits and certificates of occupancy; business radio, Earth Station and other FCC licenses; pole attachment and other Contracts with utilities; federal, state, county and municipal permits, orders, variances, exemptions, approvals, consents, licenses and other authorizations; lease access agreements; and all other approvals, consents and authorizations used or held for use in the CATV Business.

     CATV Licenses:  The franchises and licenses issued by any Governmental
     -------------
Authority and the licenses issued by the FCC used in the CATV Business as presently conducted by Seller, all of which are listed in Schedule 1.01(a).

     CATV System:  A complete CATV reception and distribution system consisting
     -----------
of one or more head-ends, one or more microwave receive sites, trunk cable, subscriber drops and associated electronic equipment, which is, or is capable of being, operated as an independent system without inter-connections to other systems.

     Closing:  A meeting for the purpose of concluding the transactions
     -------
contemplated by this Agreement held at the place and on the date fixed in accordance with Section 12.01.

     Closing Date; Date of Closing:  The date fixed for the Closing in
     -----------------------------
accordance with Section 12.01.

     Code:  The Internal Revenue Code of 1986, as amended.
     ----

     Communications Act:  As defined in Section 3.07(d).
     ------------------

     Consents:  Any registration or filing with, consent or approval of, notice
     --------
to, or action by any Person or Governmental Authority required to permit the transfer of the Acquired Assets to Buyer, the assumption by Buyer of the Assumed Liabilities, or the performance by Seller or Buyer of any of their respective other obligations under this Agreement.

     Contract:  Any contract (other than a programming contract), mortgage, deed
     --------
of trust, bond, indenture, lease,
license, note, certificate, option, warrant, retransmission agreement, must-carry election and lease access agreement (but only to the extent such agreement or election is assignable in accordance with its terms), right, or other instrument, document or written agreement relating to the CATV Business to which Seller is a party or by which Seller or the assets of Seller included within the CATV Business are bound, excluding any CATV Instrument.

     Copyright Act:  As defined in Section 3.07(e).
     -------------

     Covenantors:  As defined in Section 5.06.
     -----------

     CPA Firm:  As defined in Section 2.04(a).
     --------

     Current Assets:  Means one hundred percent (100%) of Accounts Receivable
     --------------
that are sixty (60) days or less past due and zero percent (0%) of Accounts Receivable more than sixty (60) days past due (measured in each case from the first day of the month in which the service with respect to an unpaid billing statement relates was provided), plus all deposits with utilities, under leases or related to guides, billing service (to the extent the contract pursuant to which such service is provided is assigned to Buyer), postage, the pro rata portion of any prepaid taxes in respect of the Acquired Assets, all prepaid expenses, including in respect of pole rental or equipment maintenance agreements that are Acquired Assets, and in respect of rent, postage, promotional expenditures, guides, security service or two-way radio, and other current assets (exclusive of Inventory), in each case relating to the CATV Business and each as determined in accordance with GAAP (unless otherwise specified herein) and consistent with Schedule 1.01(b) hereto but excluding any such assets that are also Excluded Assets, which Schedule sets forth the type and amounts of Current Assets as of March 31, 1998.

     Current Liabilities:  Means accounts payable and accrued expenses relating
     -------------------
to the CATV Business and determined in accordance with GAAP, and consistent with
Schedule 1.01(c) hereto, which Schedule sets forth the type and amounts of Current Liabilities as of March 31, 1998; provided, however, that there shall be
                                          --------  -------
excluded from Current Liabilities any payable or expense that relates to a contract commitment or arrangement, or other asset of Seller which is not being transferred to Buyer hereunder.

     DOJ:  The United States Department of Justice.
     ---

     Earnest Money Escrow:  As defined in Section 2.05.
     --------------------

     Earnest Money Escrow Agent:  As defined in Section 2.05.
     --------------------------

     Earnest Money Escrow Agreement:  As defined in Section 2.05.
     ------------------------------

     Earth Station:  A satellite earth receiving station consisting of one or
     -------------
more "dish" antennas, usually operated in conjunction with a building which houses electronic signal processing and amplification equipment, all of which is also referred to as a "head end".

     Employees:  Means all employees of Seller employed in the operation of the
     ---------
CATV Business.

     Encumbrances:  Means any security agreement, conditional sale or other
     ------------
title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, pledge, encumbrance, adverse interest, constructive trust or other trust, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights-of-way, rights of first refusal, restrictive covenants, leases, and licenses) of any kind that otherwise constitutes an interest in or claim against property, whether arising pursuant to any Law, under any Contract or otherwise.

     Environmental Law:  Means any Law governing the protection of the
     -----------------
environment (including air, water, soil and natural resources) or the use, storage, handling, release or disposal of any hazardous or toxic substance.

     Environmental Reports:  As defined in Section 10.05.
     ---------------------

     Equipment:  All tangible personalty; electronic devices; towers; trunk and
     ---------
distribution cable; decoders and spare decoders for scrambled satellite signals; amplifiers; power supplies; conduit; vaults and pedestals; grounding and pole hardware; installed subscriber's devices (including, without limitation, drop lines, converters, encoders, transformers behind television sets, remote controls and fittings); "head-ends" and "Hubs" (origination, transmission and distribution system) hardware; tools; spare parts; maps and engineering data; vehicles; supplies, tests and closed circuit devices; furniture and furnishings; billing equipment, telephonic equipment and other equipment owned by Seller and used primarily in the CATV Business whether or not located at the CATV System; and all other tangible personal property and facilities owned by Seller and used in the CATV Business.

     Equivalent Subscriber:  At any date of determination thereof, the number of
     ---------------------
Equivalent Subscribers in the CATV System shall be equal to the quotient of (a) the aggregate billings by the CATV System for basic and expanded basic service provided by the CATV System based on billing reports prepared in the ordinary course of business, during the last full month ending on or prior to such date, to residential multiple dwelling units, commercial accounts, other subscribers that are billed for such service on a bulk basis and single family households (including senior citizen subscribers that do not pay the regular monthly rate in respect of the service provided) which pay less than the CATV System's regular monthly rate for basic and expanded basic service and are not included in clause (a) of the definition of "Basic Subscriber" above, divided by (b) the CATV System's regular monthly subscriber rate for basic and expanded basic service. For purposes of the foregoing, there shall be excluded (A) all billings from premium services, installation or other non-recurring charges, converter rental or from any outlet or connection other than the first or from any pass-through charge for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like, and (B) all billings to a commercial or bulk account or discounted family household (i) which has not paid in full at least one (1) monthly bill generated in the ordinary course of business, (ii) which is delinquent in payment for services for more than sixty (60) days measured from the first day of the month in which the service with respect to which an unpaid billing statement relates was provided (exclusive of account balances of $8.00 or less attributed to late fees) based on billing reports prepared in the ordinary course of business, (iii) which is pending disconnection for any reason or (iv) which was obtained through offers made, promotions conducted or discounts given which, in each case, were designed to temporarily increase the number of Basic Subscribers.

     ERISA:  The Employee Retirement Income Security Act of 1974, as the same
     -----
has been and may be amended from time to time.

     ERISA Affiliate:  As defined in Section 3.09(c).
     ---------------

     Estimated Working Capital Amount:  Means (i) if Current Liabilities exceed
     --------------------------------
Current Assets as reflected on the Estimated Working Capital Statement, such excess, expressed as a negative number, or (ii) if Current Assets exceed Current Liabilities as reflected on the Estimated Working Capital Statements, such excess, expressed as a positive number.

     Estimated Working Capital Statement:  As defined in Section 2.03.
     -----------------------------------

     Excluded Assets:  Means (i) the corporate and financial books, records and
     ---------------
documents of Seller (including tax records), (ii) all cash and cash equivalents,
(iii) all current assets (other than Inventory) of Seller (determined in accordance with GAAP) as of the Closing Date that are not included in Current Assets, (iv) all agreements of Seller other than those relating to the CATV Business and including any agreements in respect of borrowings of Seller, (v) all claims (other than such as are included in Current Assets) with respect to tax abatements and refunds relating to periods prior to the Closing Date, (vi) programming agreements (other than assignable retransmission consents, must carry elections and lease access agreements applicable to the CATV Business),
(vii) Benefit Plans and interests in multi-employer plans, (viii) insurance policies, (ix) bonds, (x) the name "Cablevision" or "Cablevision Systems" and all logos, trademarks and intellectual property associated with such names and
(xi) the assets and properties of Seller listed on Schedule 1.01(d).

     Excluded Liabilities:  Means all liabilities, obligations and commitments
     --------------------
of Seller, other than the Assumed Liabilities, including, but not limited to, all liabilities, obligations and commitments arising out of or relating to Seller's ownership of the Acquired Assets and operations of the CATV Business attributable to periods prior to the Closing Date, any taxes not in respect of the Acquired Assets, indebtedness for money borrowed, obligations to Seller's officers, directors and advisors, obligations relating to Excluded Assets, and the liabilities, obligations and commitments of Seller identified on Schedule 1.01(e) in each case other than any Current Liabilities taken into account in determining the Final Working Capital Amount.

     FCC:  The Federal Communications Commission.
     ---

     Final Basic Subscriber Statement:  As defined in Section 2.04(b).
     --------------------------------

     Final Subscriber Adjustment:  An amount equal to (i) if the number of
     ---------------------------
actual Basic Subscribers as determined by the Final Basic Subscriber Statement is less than 3,679, then $1,289 times the difference between 3,679 and such number of actual Basic Subscribers, presented as a negative amount or (ii) if the number of actual Basic Subscribers as determined by the Final Basic Subscriber Statement is more than 4,079, then $1,289 times the difference between such number of actual Basic Subscribers (but not exceeding 4,260) and 4,079, presented as a positive amount.

     Final Working Capital Amount:  Means (i) if Current Liabilities exceed
     ----------------------------
Current Assets as reflected on the Final Working Capital Statement, such excess, expressed as a negative number, or (ii) if Current Assets exceed Current Liabilities as reflected on the Final Working Capital Statements, such excess, expressed as a positive number.

     Final Working Capital Statement:  As defined in Section 2.04(a).
     -------------------------------

     FTC:  The Federal Trade Commission.
     ---

     GAAP:  Means U.S. generally accepted accounting principles consistently
     ----
applied.

     Governmental Authority:  Means the Federal Government, any state, county,
     ----------------------
municipal, local or foreign government and any governmental agency, bureau, court, tribunal, department, board, commission, authority or body or any arbitrators or panel of arbitrators having jurisdiction with respect to a particular matter.

     Hazardous Substance:  Means any substance listed, defined, designated or
     -------------------
classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and petroleum related products.

     HSR Act and Rules:  The Hart-Scott-Rodino Antitrust Improvements Act of
     -----------------
1976 and the rules and regulations promulgated thereunder, as from time to time in effect prior to the Closing.

     HSR Report: The Notification and Report Form for certain mergers and
     ----------
acquisitions mandated by the HSR Act and Rules.

     Indemnitee:  As defined in Section 10.04.
     ----------

     Indemnitor:  As defined in Section 10.04.
     ----------

     Indemnity Escrow:  As defined in Section 2.07.
     ----------------

     Indemnity Escrow Agent:  As defined in Section 2.07.
     ----------------------

     Intangible Property:  The copyrights, patents, trademarks, service marks
     -------------------
and trade names used in the CATV Business and all applications for, or licenses, permits or other rights to use any thereof, and the value associated therewith, which are owned, used or held for use by Seller and used in the CATV Business.

     Inventory:  Means all inventory as defined under GAAP, plus, without
     ---------
limitation, all supplies, all maintenance equipment, all uninstalled converters and other uninstalled subscriber devices, all cables and all amplifiers owned by Seller on the Closing Date as determined by Seller's inventory control systems and used in the CATV Business.

     Judgment:  Any judgment, writ, order, injunction, award or decree of or by
     --------
any court, or judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

     Law:  The common law and any statute, ordinance, code or other law, rule,
     ---
regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority or court, including, without limitation, Judgments and the CATV Licenses.

     LMDS:  As defined in Section 5.06(a).
     ----

     Losses:  As defined in Section 10.02(a).
     ------

     Material Adverse Effect:  Means a material adverse effect on the assets,
     -----------------------
financial condition or results of operations of the CATV System taken as a whole other than any such effect resulting from changes in general economic or political conditions or legal, governmental, regulatory or competitive factors affecting CATV systems operators generally.

     Material CATV Instruments:  Means all franchises, FCC Licenses and pole
     -------------------------
attachment agreements that are used in the CATV Business as presently conducted and any other CATV Instruments that are used in the CATV Business as presently conducted, the loss of which would materially and adversely affect or interfere with the operation of the CATV System as presently conducted.

     Material Contracts:  Means the leases in respect of Real Property on
     ------------------
Schedule 3.06(b) (or any replacements thereof) and any other Contracts requiring in any calendar year payments or receipts exceeding $10,000 individually and that cannot be terminated on thirty (30) days' notice without liability.

     MMDS:  As defined in Section 5.06(a).
     ----

     Organizational Documents:  As defined in Section 3.02(b).
     ------------------------

     Outside Date:  As defined in Section 12.01.
     ------------

     Overdue Receivables:  The Accounts Receivable for which Buyer is paying
     -------------------
Seller zero percent (0%) of face value under Section 2.02 and the definition of Current Assets.

     Permitted Encumbrances:  Means those Encumbrances set forth in Schedule
     ----------------------
1.01(f) hereto and all other Encumbrances, if any, which do not materially detract from the value of the tangible property subject thereto and which do not materially interfere with the present and continued use of such property in the operation of the CATV Business.

     Person:  Any natural person, Governmental Authority, corporation, general
     ------
or limited partner, partnership, joint venture, trust, association, limited liability company or unincorporated entity of any kind.

     Preliminary Working Capital Statement:   As defined in 2.04(a).
     -------------------------------------

     Purchase Price:  As defined in Section 2.02.
     --------------

     Real Property:  All realty, fixtures, easements, rights-of-way, leasehold
     -------------
and other interests in real property, buildings and improvements owned, used or held for use in the CATV Business.

     Required Consents:  The Consents designated as Buyer Required Consents and
     -----------------
Seller Required Consents on Schedules 3.02 and 4.05.

     Seller:  As defined in the Preamble to this Agreement.
     ------

     Seller Required Consents:  The Consents designated by Seller by the letter
     ------------------------
"S" on Schedules 3.02 and 4.05.

     Seller Indemnified Party:  As defined in Section 10.02(a).
     ------------------------

     Seller's Basket:  As defined in Section 10.03(c).
     ---------------

     Seller's FCC Counsel: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
     --------------------

     Seller's Massachusetts Counsel:  Mintz, Levin, Cohn, Ferris, Glovsky and
     ------------------------------
Popeo, P.C.

     Seller's Missouri Counsel:  Stinson, Mag & Fizzell, P.C.
     -------------------------

     Side:  As defined in Section 9.02(c).
     ----

     SMATV:  As defined in Section 5.06(a).
     -----

     Subscriber Adjustment:  An amount equal to (i) if the number of Basic
     ---------------------
Subscribers actually delivered on the Closing Date is less than 3,679, then $1,289 times the difference between 3,679 and such number of Basic Subscribers actually delivered, presented as a negative amount or (ii) if the number of Basic Subscribers actually delivered on the Closing Date is more than 4,079, then $1,289 times the difference between such number of Basic Subscribers actually delivered on the Closing Date (but not exceeding 4,260) and 4,079, presented as a positive amount.

     System Area:  The geographical area covered by the cable television
     -----------
franchises in Schedule 1.01(a).

     Tax Returns:  As defined in Section 3.05.
     -----------

     Trial Balance: As defined in Section 3.03.
     -------------

     1.02  Other Definitional Provisions.  Terms defined in the singular shall
           -----------------------------
have a comparable meaning when used in plural, and vice versa.

 2.  Purchase and Sale.
     -----------------

     2.01  Transfer of Assets.  At the Closing, upon the terms and conditions
           ------------------
set forth in this Agreement, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase, accept and receive, all of Seller's right, title and interest in and to the Acquired Assets, such transaction to be effective as of 12:01 a.m. on the Closing Date.

     2.02  Purchase Price.  In consideration for the transfer of the Acquired
           --------------
Assets pursuant to Section 2.01 and the other covenants, agreements, representations and warranties con tained herein, Buyer shall at Closing (i) pay to Seller a purchase price of Five Million Dollars ($5,000,000) (A) plus, if
                                                                        ----
a positive number, or minus, if a negative number, the Estimated Working Capital
                      -----
Amount to or from Seller as provided in Section 2.03 and (B) plus, if a positive
                                                             ----
number or minus, if a negative number, the Subscriber Adjustment, if any, (such
          -----
price, together with (A) and (B) the "Purchase Price"), by federal funds wire
                                      --------------
transfer of immediately available funds to such account at a United States bank as shall be designated by Seller, and (ii) assume and agree to pay, discharge and perform the Assumed Liabilities as and when due in accordance with the Bill of Sale, General Assignment and Instrument of Assumption of Liabilities attached as Exhibit B hereto.

     2.03  Estimated Statements.  At least fifteen (15) business days prior to
           --------------------
the Closing Date, Seller shall deliver to Buyer (i) a working capital statement of Seller's CATV Business as of the Closing Date, which statement shall be prepared in accordance with GAAP, except as otherwise provided in this Agreement, and shall set forth Seller's good faith estimate of the Current Assets and Current Liabilities of Seller's CATV Business as of the Closing Date (the "Estimated Working Capital Statement"), (ii) an estimate of the number of
      -----------------------------------
Basic Subscribers to be transferred on the Closing Date (the "Basic Subscriber
                                                              ----------------
Estimate") and (iii) an estimate of the Subscriber Adjustment, if any, to be
--------
made at Closing. Prior to Closing, Seller shall provide Buyer or Buyer's representatives with copies of all books and records as Buyer may reasonably request for purposes of verifying the Estimated Working Capital Statement and the Basic Subscriber Estimate, and shall meet at Buyer's reasonable request on reasonable notice with Buyer's accountants and other representatives; provided,
                                                                      --------
however, that if Seller determines in good faith that providing copies of any
-------
books and records requested by Buyer pursuant to this Section 2.03 would be unduly burdensome to Seller, then Seller shall make available, on reasonable notice, any such books and records that it has not copied for Buyer, at the offices of Seller at One Media Crossways, Woodbury, New York.

     2.04  Post Closing Adjustments.
           ------------------------

          (a)(i)  Working Capital Statement.  Within ninety (90) days after the
                  -------------------------
     Closing Date, Seller shall prepare, or cause to be prepared, and deliver to Buyer a working capital statement of Seller's CATV Business as of the Closing Date, which statement shall be prepared in accordance with GAAP, except as otherwise required by this Agreement, and shall set forth the Current Assets and Current Liabilities of Seller's CATV Business as of the Closing Date (the "Preliminary Working Capital Statement"). Buyer shall
                        -------------------------------------
     cooperate in providing to

     Seller access, on reasonable notice, to all relevant books, records and personnel of the CATV Business in order to facilitate the preparation of the Preliminary Working Capital Statement.

         (ii)  Right to Examine.  During the succeeding thirty (30) day period,
               ----------------
     Buyer shall have the right to examine the Preliminary Working Capital Statement and all records used to prepare the Preliminary Working Capital Statement. Seller shall provide Buyer or Buyer's representatives with copies of all books and records that Buyer may reasonably request for purposes of Buyer's review of the Preliminary Working Capital Statement;

     provided, however, that if Seller determines in good faith that providing
     --------  -------
     copies of any books and records requested by Buyer pursuant to this Section 2.04(a) would be unduly burdensome to Seller, then Seller shall make available, on reasonable notice, any such books and records that it has not copied for Buyer, at the offices of Seller at One Media Crossways, Woodbury, New York.

         (iii) Buyer Objection.  In the event Buyer determines that the
               ---------------
     Preliminary Working Capital Statement has not been prepared on the basis set forth in Section 2.04(a)(i) hereof, Buyer shall so inform Seller in writing (the "Buyer's Working Capital Objection"), setting forth a
                   ---------------------------------
     reasonably specific description of the basis of the Buyer's Working Capital Objection on or before the last day of the thirty (30) day period referred to in Section 2.04(a)(ii) hereof. If Buyer delivers a Buyer's Working Capital Objection, Buyer and Seller shall attempt to resolve the differences underlying the Buyer's Working Capital Objection within twenty
     (20) days of Seller's receipt thereof. If Seller and Buyer are unable to resolve all their differences within such twenty (20) day period, they shall refer their remaining differences to Ernst & Young LLP, or such other nationally recognized firm of independent public accountants as to which Buyer and Seller may mutually agree (the "CPA Firm"), who shall, acting as
                                               --------
     experts and not as arbitrators, determine on the basis of the standard set forth in Section 2.04(a)(i) hereof and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Preliminary

     Working Capital Statement requires adjustment. The CPA Firm will base its determination only on evidence brought to it by the parties and shall not conduct an audit. The CPA Firm shall deliver its written determination to Buyer and Seller no later than the twentieth (20th) business day after the remaining differences underlying the Buyer's Working Capital Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon the parties. The fees and disbursements of the CPA Firm shall be allocated between Buyer and Seller in the same proportion that the aggregate amount of any disputed items submitted to the CPA Firm that are unsuccessfully disputed by each (as finally determined by the CPA Firm) bears to the total amount of any disputed items so submitted. Buyer and Seller shall make readily available to the CPA Firm all relevant books and records and any work papers relating to the Preliminary Working Capital Statement and all other items reasonably requested by the CPA Firm. A "Final Working Capital Statement" shall be (x) the Preliminary Working
      -------------------------------
     Capital Statement in the event that (A) a Buyer's Working Capital Objection is not delivered to Seller in the period set forth in Section 2.04(a)(iii) hereof, or (B) the Seller and Buyer so agree; or (y) the Preliminary Working Capital Statement as adjusted by either (A) the agreement of Seller and Buyer or (B) the CPA Firm.

         (iv)  Final Working Capital Statement.  On the fifth (5th) business day
               -------------------------------
     following the determination of Seller's Final Working Capital Statement pursuant to Section 2.04(a)(iii) hereof, (w) if both the Estimated and Final Working Capital Amounts of Seller are positive, then (A) if the Final Working Capital Amount exceeds the Estimated Working Capital Amount, then Buyer shall pay to Seller an amount equal to such excess; and (B) if the Estimated Working Capital Amount exceeds the Final Working Capital Amount, then Seller shall pay to Buyer an amount equal to such excess; (x) if both the Estimated and Final Working Capital Amounts of Seller are negative, then (A) if the absolute value of the Final Working Capital Amount exceeds the absolute value of the Estimated Working Capital Amount, then Seller shall pay to Buyer an amount equal to such excess; and (B) if the absolute value of the Estimated Working Capital Amount exceeds the absolute value of the Final Working Capital Amount, then Buyer shall pay to Seller an amount equal to such excess; (y) if the Estimated Working Capital Amount is negative and the Final Working Capital Amount is positive, then Buyer shall pay to Seller an amount equal to the sum of the absolute values thereof; and (z) if the Estimated Working Capital Amount is positive and the Final Working Capital Amount is negative, then Seller shall pay to Buyer an amount equal to the sum of the absolute values thereof.

          (v)  Payment.  Any amount payable pursuant to Section 2.04(a)(iv)
               -------
     hereof shall be paid by wire transfer of immediately available funds to a bank account designated by Buyer or Seller, as the case may be.

       (b)(i)  Basic Subscriber Statement.  Within thirty (30) days after the
               --------------------------
     Closing Date, Seller shall prepare, or cause to be prepared, and deliver to Buyer (x) a statement setting forth the number of Basic Subscribers as of the Closing Date, which statement shall be prepared in conformity with the definition of Basic Subscriber contained herein (the "Basic Subscriber
                                                           ----------------
     Statement")and (y) the amount of the Final Subscriber Adjustment.  Buyer
     ---------
     shall cooperate in providing Seller access, upon reasonable notice, to all relevant books, records and personnel of the CATV Business in order to facilitate the preparation of the Basic Subscriber Statement.

          (ii) Right to Examine.  During the succeeding thirty (30) day period,
               ----------------
     Buyer shall have the right to examine the Basic Subscriber Statement and all records used to prepare the Basic Subscriber Statement. Seller shall provide Buyer or Buyer's representatives with copies of all books and records that Buyer may reasonably request for purposes of Buyer's review of the Basic Subscriber Statement; provided, however, that if Seller
                                     --------  -------
     determines in good faith that providing copies of any books and records requested by Buyer pursuant to this Section 2.04(b)(ii) would be unduly burdensome to Seller, then Seller shall make available, on reasonable notice, any such books and records that it has not theretofore provided to Buyer, at the offices of Seller at One Media Crossways, Woodbury, New York.

         (iii)  Objections.  In the event Buyer determines that the Basic
                ----------
     Subscriber Statement has not been prepared on the basis set forth in
     Section 2.04(b)(i) hereof, Buyer shall so inform Seller in writing (the

     "Buyer's Objection"), setting forth a reasonably specific description of
     ------------------
     the basis of the Buyer's Objection on or before the last day of the thirty
     (30) day period referred to in Section 2.04(b)(ii) hereof. If Buyer delivers a Buyer's Objection, Buyer and Seller shall attempt to resolve the differences underlying the Buyer's Objection within twenty (20) days of Seller's receipt thereof. If Seller and Buyer are unable to resolve all of their differences within such twenty (20) day period, they shall refer their remaining differences to the CPA Firm, who, acting as arbitrators and not as experts, shall determine on the basis of the standard set forth in
     Section 2.04(b)(i) hereof and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Basic Subscriber Statement requires adjustment. The CPA Firm will base its determination only on evidence brought to it by the parties and shall not conduct an audit. The CPA Firm shall deliver its written determination to Buyer and Seller no later than the twentieth (20th) business day after the remaining differences underlying the Buyer's Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon the parties. The fees and disbursements of the CPA Firm shall be allocated between Buyer and Seller in the same proportion that the aggregate amount of any disputed Basic Subscribers submitted to the CPA Firm that are unsuccessfully disputed by each (as finally determined by the CPA Firm) bears to the total amount of any Basic Subscribers so submitted. Buyer and Seller shall make readily available to the CPA Firm all relevant books and records and any work papers relating to the Basic Subscriber Statement and all other items reasonably requested by the CPA Firm. A

     "Final Basic Subscriber Statement" shall be (x) the Basic Subscriber
     ---------------------------------
     Statement in the event that a Buyer's Objection is not delivered to the Seller in the period set forth in Section 2.04(b)(ii) hereof, or Seller and Buyer so agree; or (y) the Basic Subscriber Statement, as adjusted by either (A) the agreement of the Seller and Buyer or (B) the CPA Firm.

          (iv)  Final Basic Subscriber Statement.  On the fifth (5th) business
                --------------------------------
     day following the determination of the Final Basic Subscriber Statement pursuant to Section 2.04(b)(iii) hereof, if there is no Final Subscriber Adjustment then any party that received a Subscriber Adjustment shall immediately repay that amount to the other party. If the Final Subscriber Adjustment is a positive amount (i.e. the number of actual Basic
                                      - -
     Subscribers exceeds 4,079), then Buyer shall pay such amount to Seller after deduction of any amount paid by Buyer to Seller in respect of the Subscriber Adjustment or increase for any amount paid by Seller to Buyer in respect of the Subscriber Adjustment. If the Final Subscriber Adjustment is a negative number (i.e. the number of actual Basic Subscribers is below
                           - -
     3,679), then Seller shall pay such amount to Buyer after deduction of any amount paid by Seller to Buyer in respect of the Subscriber Adjustment or increase for any amount paid by Buyer to Seller in respect of the Subscriber Adjustment.

          (v)   Payment.  Any amount payable pursuant to Section 2.04(b)(iv)
                -------
     hereof shall be paid by wire transfer of immediately available funds to a bank account designated by Buyer or Seller, as the case may be.

     2.05  Earnest Money Deposit.  Concurrently herewith, Buyer has deposited
           ---------------------
with The Chase Manhattan Bank as escrow agent ("Earnest Money Escrow Agent"), an
                                                --------------------------
irrevocable letter of credit in the amount of Five Hundred Thousand Dollars ($500,000), in substantially the form attached hereto as Exhibit H, for the Earnest Money Escrow ("Earnest Money Escrow") to be held pursuant to an escrow
                       --------------------
agreement (the "Earnest Money Escrow Agreement") substantially in the form of
                ------------------------------
Exhibit C hereto. Such letter of credit shall be held and administered under the Earnest Money Escrow as provided in the Earnest Money Escrow Agreement. The Earnest Money Escrow shall be distributed as provided in the Earnest Money Escrow Agreement and Article 12 hereof.

     2.06  Sales and Transfer Taxes.  All sales and use taxes and transfer
           ------------------------
taxes, if any, arising from the transfer of the Acquired Assets shall be shared equally between Buyer and Seller.

     2.07  Indemnity Escrow.  At the Closing, Seller shall deposit, an
           ----------------
irrevocable letter of credit, dated the Closing Date, in substantially the form attached hereto as Exhibit I in an amount equal to Five Hundred Thousand Dollars ($500,000) ("Indemnity Escrow") with The Chase Manhattan Bank, as Escrow Agent
             ----------------
(the "Indemnity Escrow Agent"), pursuant to the Indemnity Escrow Agreement in
      ----------------------
the form annexed hereto as Exhibit F, to secure Buyer's rights with respect to claims to indemnification under Section 10.02. On the 366th day following the Closing Date, or, if such date is not a business day in New York, New York, the following business day, any amounts (including amounts under a letter of credit) then in the custody of the Indemnity Escrow Agent under the Indemnity Escrow Agreement less the amount of any claims made by Buyer prior thereto and not resolved in accordance with the terms thereof, shall be released to Seller pursuant to its written instructions and in conformity with the Indemnity Escrow Agreement.

     2.08  Determination and Allocation of Purchase Price.  For federal income
           ----------------------------------------------
and other applicable tax purposes, the allocation of the Purchase Price shall be determined within ninety (90) days after Closing Date by an appraisal to be obtained after the Closing Date. The appraiser performing the appraisal shall be expert in the appraisal of cable television systems and shall be mutually selected and engaged by Seller and Buyer. The parties shall cause the appraiser to consult with Buyer and Seller during the preparation of such appraisal, and the appraiser shall deliver drafts and the final appraisal to Buyer and Seller simultaneously. Buyer and Seller agree to be bound by such allocation and to file all returns and reports in respect of the transactions contemplated herein on the basis of such allocation. The cost of the appraisal shall be borne equally by Buyer, on one hand, and Seller, on the other hand. Seller and Buyer agree to prepare and file an IRS Form 8594 in a timely fashion in accordance with the rules under Section 1060 of the Code. To the extent that the Purchase Price is adjusted after the Closing Date, the parties agree to revise and amend IRS Form 8594 in the same manner and according to the same procedure. The determination and allocation of the Purchase Price derived pursuant to this Section shall be binding on Seller and Buyer for all tax reporting purposes.

 3.  Representations and Warranties of Seller.
     ----------------------------------------

     To induce Buyer to enter into this Agreement, Seller represents and warrants to Buyer as follows:

     3.01  Organization and Authority of Seller.  Seller is a corporation, duly
           ------------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and Seller is duly qualified and licensed to do business and is in good standing under the laws of the states in which it does business except where such failures to be so qualified, licensed or in good standing in a jurisdiction, individually or in the aggregate, do not have, has not had and would not reasonably be expected to have, a Material Adverse Effect or do not or would not materially adversely affect Seller's ability to perform its obligations hereunder. Seller has all requisite corporate power and authority to own, lease and use the Acquired Assets as they are currently owned, leased or used and to conduct the CATV Business as it is currently conducted.

     3.02  Legal Capacity; Approvals and Consents.
           --------------------------------------

          (a)  Authority and Binding Effect.  Subject to Section 9.02 hereof and
               ----------------------------
     the receipt of Consents set forth on Schedule 3.02, Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of Seller's obligations hereunder have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be affected by the laws of bankruptcy, insolvency, reorganization and creditors' rights generally and by the availability of equitable remedies.

          (b) No Breach or Violation.  Subject only to obtaining the Consents
              ----------------------
     set forth on Schedule 3.02, the execution, delivery and performance of this Agreement do not, and will not, contravene the organizational documents of Seller (the "Organizational Documents"), and do not, and will not: (i)
                  ------------------------
     conflict with or result in a
     breach or violation by Seller of, or (ii) constitute a default (without regard to any requirement of notice, passage of time or elections by any Person) by Seller under, or (iii) permit or result in the termination, suspension, modification or impairment of, or adversely affect Seller's ability to perform its obligations under, any CATV Instrument, Law, Judgment, or Contract to which Seller is a party or by which Seller, the CATV Business or any of the Acquired Assets is subject or bound or may be affected, or (iv) create or impose, or result in the creation or imposition of, any Encumbrance (other than Permitted Encumbrances) upon any of the Acquired Assets, in each case under clause (i) through (iv) above, except such conflicts, breaches, violations, defaults, terminations, suspensions, modifications or impairments which, individually or in the aggregate, has not had, do not have or would not reasonably be expected to have, a Material Adverse Effect or does not or would not materially adversely affect Seller's ability to perform its obligations hereunder.

          (c) Required Consents.  Except for the parties listed in Schedules
              -----------------
     3.02 and 4.05, there are no parties whose Consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required or otherwise is necessary in connection with the execution, delivery or performance of this Agreement by Seller, except where failure to obtain such Consent or approval or failure to make such filing, individually or in the aggregate, has not had, does not have or would not reasonably be expected to have, a Material Adverse Effect or does not or would not materially adversely affect Seller's ability to perform its obligations hereunder.

     3.03  Financial Statements.  Seller has delivered to Buyer true and
           --------------------
complete copies of the trial balance of the CATV Business as of December 31, 1997 (the "Trial Balance") and December 31, 1996. The Trial Balance and the
           -------------
trial balance of the CATV Business as of December 31, 1996 were prepared in accordance with GAAP to the extent applicable thereto.

     3.04  Changes in Operation.  Since the date of the Trial Balance, there has
           --------------------
not been any event or circumstance which, individually or in the aggregate, has had, does have or would reasonably be expected to have, a Material Adverse Effect.

     3.05  Tax Returns.  Seller has, and will have as of the Closing Date, duly
           -----------
filed all federal, state, local and foreign income, information, franchise, sales, use, property, excise and payroll and other tax returns or reports (herein "Tax Returns") required to be filed by Seller on or prior to the date
         -----------
hereof or which are required to be filed on or prior to the Closing Date, and all such Tax Returns were prepared in good faith and are accurate and complete in all material respects. All taxes, fees and assessments that are shown on such Tax Returns as due or payable by Seller on or before the date hereof or the Closing Date, as the case may be, and that might result in an Encumbrance upon any of the Acquired Assets have been or will be duly paid. Except as set forth in Schedule 3.05, Seller has not received any notice or assessment to the effect that there is any unpaid tax, interest, penalty or addition to tax due or claimed to be due from Seller in respect of such Tax Returns; Seller has not received any notice of the assertion or threatened assertion of any Encumbrances with respect to any Acquired Assets on account of any unpaid taxes; and no audits of such Tax Returns by any Governmental Authority are pending or, so far as Seller knows, threatened. Except as set forth in Schedule 3.05, Seller has no outstanding requests for extension of time within which to pay taxes; there has been no waiver or extension by Seller of any applicable statute of limitations for the collection or assessment of taxes; and Seller has withheld and paid in a timely manner all payments for withholding taxes, unemployment insurance and other amounts required to be withheld and paid.

     3.06  Acquired Assets.
           ---------------

          (a) Title; Encumbrances.  Seller has (i) good title to all of its
              -------------------
     Equipment, Inventory and other personal property and good and marketable title to all of its Real Property owned in fee, and (ii) the right and authority (subject to the receipt of the Consents specified herein) to transfer to Buyer all of Seller's right, title and interest in and to the other property or rights included in the Acquired Assets, in each instance in (i) and (ii) above free and clear of any Encumbrances except Permitted

     Encumbrances, except for any instance in which the failure to have such title, right or authority, individually or in the aggregate with such other instances, has not had, does not have, and would not reasonably be expected to have, a Material Adverse Effect.

          (b) Real Property.  Schedule 3.06(b) sets forth a list, complete and
              -------------
     correct in all material respects, of all Real Property owned, leased, occupied or used by Seller in connection with the operation of the CATV Business as presently conducted. The Real Property comprises all real property interests necessary to conduct the CATV Business as currently conducted. Except for any instances where the failure to be true of the below items (i) through (ix), individually or in the aggregate, has not had, does not have, or would not reasonably be expected to have, a Material Adverse Effect: (i) except for routine repairs, all of the improvements, leasehold improvements and the premises of the Real Property are in good condition and repair and suitable for the purposes used, (ii) each parcel of Real Property (w) has access to and over public streets, or private streets for which Seller has a valid right of ingress and egress, (x) conforms in its current use to all zoning requirements without reliance on a variance or a classification of the parcel in question as a nonconforming use, (y) conforms in its use to all restrictive covenants, if any, or other Encumbrances affecting all or part of such parcel, and (z) has access (directly or by easement, right of way, or similar right included in the Acquired Assets) to all utilities and services to the extent necessary for the operation of the current operations of the CATV System with respect to such parcel, (iii) Seller has all easements, and all leases, fee interests, access agreements, and other rights required by Law for the use of all Real Property used in the CATV Business, including all Real Property over, under, or on which the CATV Business is conducted, (iv) there are not pending or, to the best of Seller's knowledge, threatened, any condemnation actions, increases in tax assessments or adverse zoning changes, with respect to, in each case, such Real Property or any part thereof, (v) Seller has received no written notice of the desire of any public authority or other entity to take or use any Real Property or any part thereof, (vi) all leases and subleases pursuant to which any of the Real Property is occupied or used are set forth on
     Schedule 3.06(b) and are valid and binding and in full force and effect,
     (vii) Seller has not and, to the best of Seller's knowledge after reasonable inquiry, no other party to any Contract, lease or sublease relating to any Real Property has given or received notice of breach or termination except any which may have been waived or withdrawn, (viii) all easements, rights-of-way and other similar rights which are necessary for Seller's current use of any Real Property are valid and in full force and effect, and (ix) Seller has not received any notice with respect to the termination or breach of any such easements, rights-of-way or other similar rights except any which may have been waived or withdrawn or which are no longer relevant.

          (c) Acquired Assets.  The Acquired Assets include all assets owned,
              ---------------
     used or held for use by Seller and that are necessary to conduct the CATV Business as it is presently being conducted except where the failure to own, use or hold such assets, individually or in the aggregate, has not had, does not have or would not reasonably be expected to have, a Material Adverse Effect.

          (d)  Environmental Matters.  Except as disclosed in Schedule 3.06(d):
               ---------------------
     (i) the Acquired Assets and the operation of the CATV Business comply in all material respects with applicable Environmental Laws; (ii) Seller has not received any written notice from any Governmental Authority alleging that, and Seller has no knowledge, after reasonable inquiry, that, the Acquired Assets and the operation of the CATV Business are in violation in any material respect of any applicable Environmental Law; (iii) the Acquired Assets and the operation of the CATV Business are not the subject of any written notice actually received by Seller, or any Judgment arising under any Environmental Law; and (iv) during the period of Seller's ownership and, to Seller's knowledge, prior to the period of Seller's ownership, the Acquired Assets have not been used for the generation, storage, discharge or disposal of any Hazardous Substances except as permitted by applicable Environmental Laws.

     3.07  The CATV Business.  With respect to the CATV Business, Seller makes
           -----------------
the following warranties and representations:

          (a) Since the date of the Trial Balance, (i) the CATV Business has been operated only in the ordinary course; (ii) there has been no sale, assignment or transfer of any assets or properties related to the CATV Business other than on an arms' length basis in the ordinary course of business; (iii) there has been no amendment or termination of any Contract or CATV Instrument; (iv) there has been no waiver or release of any right or claim of Seller against any third party; (v) there has been no agreement by Seller to take any of the actions described in the preceding clauses (i) through (iv), except as contemplated by this Agreement and except for any instances that, individually or in the aggregate, have not had, do not have or would not reasonably be expected to have, a Material Adverse Effect.

          (b) As of December 31, 1997, the CATV Business included approximately Three Thousand Eight Hundred Seventy-Nine (3,879) Basic Subscribers.

          (c) Except for such instances where the failure to be true of the below items (i) through (iv), individually or in the aggregate, have not had, does not have, or would not reasonably be expected to have, a Material Adverse Effect and except as set forth in Schedule 3.07(c): (i) Seller holds all of the franchises, licenses, permits and other CATV Instruments reasonably necessary to enable it to operate the CATV Business as presently conducted, (ii) Seller is in compliance with the terms and conditions of all such CATV Instruments and Contracts, (iii) Seller has not given or received any notice of any claimed or purported default in, or termination of, any Contracts or CATV Instruments and there are no proceedings pending, or, to the knowledge of Seller, threatened, to cancel, modify or change any such Contracts or CATV Instruments, and (iv) exclusive of any change in a CATV License subsequent to the date hereof that Buyer has otherwise requested or agreed to, none of the CATV Licenses contain any commitments requiring rebuilds, upgrades, increase in franchise fees payable or local origination commitments.

          (d) Except in each case where the failure to be true of any of the below items, individually or in the aggregate, has not had, does not have, or would not reasonably be expected to have, a Material Adverse Effect, the CATV Business is conducted by Seller in compliance with all applicable Laws and CATV Instruments, including without limitation, the Communications Act of 1934, as amended (the "Communications Act"), and the rules and
                               ------------------
     regulations of the FCC, and, without limiting the generality of the foregoing, except as set forth in Schedule 3.07(d) hereto:

              (i)   Each of the system areas has been registered with the FCC;

              (ii) All of the semi-annual performance tests on the CATV System required under the rules and regulations of the FCC have been performed and the results of such tests demonstrate satisfactory compliance with the applicable technical requirements being tested in all material respects;

              (ii) The CATV System is being operated in compliance with the provisions of 47 C.F.R. Sections 76.610 through 76.619 (mid-band and super-band signal carriage), including the filing of all required notifications and the receipt of all necessary authorizations and compliance with the cumulative signal leakage index;

              (iv) A valid request for renewal has been duly and timely filed under Section 626 of the Communications Act with the proper Governmental Authority with respect to all franchises to operate the CATV System that have expired or will expire within 36 months after the date of this Agreement;

              (v) Seller has all of the CATV Licenses necessary to operate the CATV System as the CATV Business is currently conducted, all of which licenses are listed in Schedule 1.01(a), and Seller operates the CATV Business in conformance with the terms and conditions of such licenses;

              (vi) Seller has made all annual filings required to be made with the FCC;

              (vii) The carriage of all televison station signals is in compliance with the must-carry and retransmission consent provisions of the Communications Act, as applicable;

              (viii) The employment units covered by the CATV System and operated by Seller have been certified by the FCC for compliance with equal opportunity requirements in each of calendar years 1993 through 1997; and

              (ix) All necessary FAA approvals have been obtained with respect to the height and location of towers used in connection with the operation of the CATV Business, and such towers are being operated in compliance in all material respects with applicable FCC and FAA rules, including antenna structure registrations with the FCC.

          (e) Except in each case where the failure to be true of the items (i) through (iv) below, individually or in the aggregate, has not had, does not have or would not reasonably be expected to have, a Material Adverse
     Effect: (i) Seller is in compliance with Title 17 of the United States Code, as amended, and the rules and regulations promulgated thereunder (the "Copyright Act") and the rules and regulations of the United States
      -------------
     Copyright Office with respect to the operation of the CATV Business, (ii) without limiting the generality of the foregoing, for each relevant semi-annual reporting period, Seller has timely filed with the United States Copyright Office all required statements of account in true and correct form, and has paid when due all required copyright royalty fee payments in correct amount, relating to the CATV Business's carriage of television broadcast signals, and Seller is otherwise in compliance with all applicable rules and regulations of the Copyright Office, (iii) Seller does not possess any patent, patent right, trademark, or copyright and is not party to any license or royalty agreement with respect to any patent, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act applicable to cable television systems generally, and (iv) the CATV Business is free of any rightful claim of any third party by way of copyright infringement or the like (except for claims involving music performance rights).

     3.08  Labor Contracts and Actions.
           ---------------------------

          (a) Seller is not a party to any Contract with any labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the employees of Seller with respect to the operation of the CATV Business;

          (b) Except for such instances where the failure to be true of items
     (i) through (iii) below, individually or in the aggregate, has not had, does not have or would not reasonably be expected to have, a Material Adverse Effect: (i) Seller has complied with all Laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and other taxes, (ii) Seller is not subject to any liability for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing, and (iii) Seller has delivered to Buyer a list of the names, job title, and present annual rates of compensation, including the date of hire of Employees and whether such Employee is full-time or part-time, of all personnel whose work is performed wholly or substantially for the CATV Business, and any employment agreements, commitments, arrangements or understandings, written or oral, affecting such personnel; and

          (c) Seller is not currently experiencing any strikes, work stoppages, significant grievance proceedings or claims of unfair labor practices.

     3.09  Employee Benefit Plans.
           ----------------------

          (a) All "employee benefit plans" within the meaning of Section 3(3) of ERISA covering Employees, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, and other benefit plans, contracts or arrangements covering Employees (collectively, the "Benefit Plans") are
                                                         -------------
     listed on Schedule 3.09. True and complete copies of all Benefit Plans and all amendments thereto have been provided or made available to Buyer.
     Schedule 3.09 also lists all multiemployer plans covering Employees.

          (b) All Benefit Plans, to the extent subject to ERISA, are in compliance with ERISA except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or subject Buyer to any liability with respect thereto after Closing. There is no pending or, to the knowledge of Seller, threatened litigation relating to the Benefit Plans. Seller has not engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof or as of the Closing Date (as the case may be), would reasonably be expected to subject Seller to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

          (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Seller with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any entity which is considered one employer with Seller under Section 4001 of ERISA or Section 414 of the Code (an "ERISA
                                                                        -----
     Affiliate"). Seller has not incurred and does not expect to incur any
     ---------
     material withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA and in no event shall Buyer have any withdrawal liability or obligation with respect to any multi-employer plan in which Seller participates. No notice of a "reportable event", within the meaning of
     Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Benefit Plan subject to Title IV of ERISA or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (d) Neither any Benefit Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Seller has not provided, nor is it required to provide, security to any Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     3.10  Contracts and CATV Instruments.
           ------------------------------

           (a) Except for such instances where the failure to be true of items
     (i) through (v) below, individually or in the aggregate, has not had, does not have or would not reasonably be expected to have, a Material Adverse
     Effect: (i) except as set forth in Schedule 3.10(a), there are no defaults by Seller under the Contracts or CATV Instruments (nor has Seller received written notice of a threatened default or notice of default), and to the best of Seller's knowledge, after reasonable inquiry, there is no default by any other party to a Contract or a CATV Instrument, (ii) each Contract and CATV Instrument, including those that are entered into after the date hereof, is or will be in full force and effect, binding and enforceable in accordance with its terms, and is or will be valid under and in compliance in all respects with all applicable Laws, (iii) Seller is the authorized legal holder of the CATV Licences applicable to its CATV Business, (iv) neither Seller nor, to the best of Seller's knowledge after reasonable inquiry, any other party to any Contract or CATV Instrument is in default thereunder or has given or received notice of termination, cancellation, dispute or default or, to the best of Seller's knowledge after reasonable inquiry, has taken any action inconsistent with the continuance of any Contract or CATV Instrument, and (v) except for the Consents, no approval, application, filing, registration, consent or other action of any Governmental Authority is required to enable Seller to take advantage of the rights and privileges intended to be conferred by any Contract or CATV Instrument.

          (b) Schedule 3.10(b) contains a complete list of all Material Contracts and Material CATV Instruments that Buyer is assuming or acquiring, as the case may be. True, correct and complete copies of each Contract and CATV Instrument that Buyer is assuming or acquiring, as the case may be, have been delivered to Buyer and with respect to those executed after the date hereof, copies will be delivered to Buyer promptly following such execution and in any event prior to the Closing Date.

     3.11  Legal and Governmental Proceedings and Judgments. Except for such
           ------------------------------------------------
instances where the failure to be true of items (a) and (b) below, individually or in the aggregate, has not had, does not have or would not reasonably be expected to have, a Material Adverse Effect: (a) except as may affect the cable television industry generally in the United States, or as set forth in Schedule 3.11, there is no legal action or proceeding pending or, to the knowledge of Seller, threatened against Seller, the CATV Business or the Acquired Assets, nor is there any Judgment outstanding against Seller or to or by which Seller, any of the Acquired Assets or the CATV Business is subject or bound, which (i) results or is reasonably likely to result in any modification, termination, suspension, impairment or reformation of any Contract or CATV Instrument or any right or privilege thereunder, or (ii) adversely affects the ability of Seller to consummate any of the transactions contemplated hereby, and (b) Seller is not in default or violation, and no event or condition exists which, with notice or lapse of time or both, could become or result in a default or violation, of any Judgment.

     3.12  Finders and Brokers.  Seller has employed Daniels & Associates as its
           -------------------
broker in the sale provided herein and will pay and discharge the claim thereof for commission or expense reimbursement in connection therewith. Seller has not entered into any other contract, arrangement or understanding with any Person or firm, nor are they aware of any claim or basis for any claim based upon any act or omission of Seller or any of its affiliates, which may result in the obligation of Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     3.13  Miscellaneous Assets.  Schedule 3.13 contains a list, true and
           --------------------
complete in all material respects, of converters owned and motor vehicles owned or leased by Seller. Except as set forth in Schedule 3.13, the Equipment and Inventory are and will be at Closing in good operating condition and repair and fit for the purpose for which they are being used except where the failure to be in good operating condition or repair or fit for such purpose, individually or in the aggregate with such other failures, has not had, does not have or would not reasonably be expected to have, a Material Adverse Effect.

     3.14  Characteristics of the CATV Systems.
           -----------------------------------

           (a)  To the best of Seller's knowledge, after reasonable inquiry,
     Schedule 3.14(a) sets forth accurately and completely in all material respects the following information as of December 31, 1997 (unless otherwise noted in such Schedule):

                (i) a listing of each head-end and microwave site and the related channel capacity for the CATV System;

                (ii) a listing of the services provided by the CATV System (designating the respective tiers of service) and the rates charged for each level of service offered. Schedule 3.14(a) also lists the stations and signals carried by the CATV System and the channel position of each such signal and station;

                (iii) a listing of the retransmission agreements and must-carry requests required and currently used in the operation of the CATV Business; and

               (iv)   a listing of all Seller's FCC licenses.

          (b) Schedule 3.14(b) sets forth accurately and completely in all material respects with respect to the CATV System the following information as of December 31, 1997 (unless otherwise noted in such Schedule):

               (i)   the approximate number of homes passed; and

               (ii) the approximate number of plant miles (aerial and underground).

          (c) Schedule 1.01(a) sets forth accurately and completely in all material respects the cable televison franchises of the CATV System and their respective expiration dates and community unit identification numbers.

     3.15  Insurance.  Schedule 3.15 is a list, accurate and complete in all
           ---------
material respects, of insurance policies and bonds in full force and effect with respect to Seller as of December 31, 1997, and Seller has not received any notice of non-renewal or cancellation of such insurance policies or bonds. Except as Seller may determine, in the exercise of its business judgment, Seller will maintain such insurance policies and bonds in full force and effect up to and including the Closing Date.

     3.16  Accounts Receivable.  The Accounts Receivable on the Closing Date
           -------------------
have not been assigned to or for the benefit of any other Person. The Accounts Receivable (to the extent not collected prior to the Closing), other than the Overdue Receivables, arose and will arise from bona fide transactions in the ordinary course of business.

     3.17  Overbuilds.  Except as set forth in Schedule 3.17, to the best of
           ----------
Seller's knowledge after reasonable inquiry, no construction programs have been commenced by any municipality or other cable television provider or operator in any area served by the CATV System.

     3.18  Intangible Property.  Except as set forth on Schedule 3.18 and except
           -------------------
for such instances where the failure
to be true of items (a) and (b) below, individually or in the aggregate, has not had, does not have or would not reasonably be expected to have, a Material Adverse Effect, (a) Seller owns or possesses licenses or other rights to use all Intangible Property reasonably necessary to the operation of the CATV Business as presently conducted without any conflict with, or infringement of, the rights of others, and (b) there is no claim pending or, to the best of Seller's knowledge, threatened with respect to any such Intangible Property.

     3.19  Retransmission Agreements.  Buyer will not have any obligations under
           -------------------------
the retransmission agreements applicable to the CATV System to make any payments or carry additional programming.

     3.20  Representation of Cablevision.  Cablevision represents and warrants
           -----------------------------
that Seller is an indirect wholly-owned subsidiary of Cablevision.

4.   Representations and Warranties of Buyer.
     ---------------------------------------

     To induce Seller to enter into this Agreement, Buyer represents and warrants to Seller as follows:

     4.01  Organization and Authority of Buyer.  Buyer is a limited liability
           -----------------------------------
company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to conduct its business and operations as presently conducted.

     4.02  Legal Capacity;  Approvals and Consents.
           ---------------------------------------

          (a) Authority and Binding Effect.  The execution and delivery of this
              ----------------------------
     Agreement and the performance of Buyer's obligations hereunder have been duly and validly authorized by all requisite limited liability company action on the part of Buyer. Subject to Section 9.02 hereof and the receipt of Consents set forth on Schedule 4.05, Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be affected by laws of bankruptcy, insolvency, reorganization and creditors' rights generally and by the availability of equitable remedies.

          (b) No Breach or Violation.  Subject only to obtaining the Consents
              ----------------------
     set forth in Schedule 4.05, the execution, delivery and performance of this Agreement do not, and will not, contravene the articles of organization or the operating agreement of Buyer, and do not and will not: (i) conflict with or result in a breach or violation by Buyer of, or (ii) constitute a default by Buyer under, any Law, Judgment, contract, arrangement or understanding to which Buyer is a party or by which Buyer is subject or bound or may be affected except for any instances under (i) or (ii) which, individually or in the aggregate, have not, do not and would not reasonably be expected to materially adversely affect Buyer's ability to perform its obligations hereunder.

     4.03  Legal and Governmental Proceedings and Judgments. Except as may
           ------------------------------------------------
affect the cable television industry generally, there is no legal action, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer, nor is there any Judgment outstanding against Buyer or to or by which Buyer is subject or bound which materially adversely affects the ability of Buyer to consummate any of the transactions contemplated hereby.

     4.04  Finders and Brokers.  Buyer has not entered into any contract,
           -------------------
arrangement or understanding with any Person, and is not aware of any claim or basis for any claim based upon any act or omission of Buyer or any of its affiliates, which may result in the obligation of Seller to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.05  Buyer Consents.  Except for the parties listed in Schedules 3.02 and
           --------------
4.05, there are no parties whose approval or Consent, or with whom the filing of any certificate notice, application, report or other document, is legally or contractually required or otherwise is necessary in connection with the execution, delivery or performance of this Agreement by Buyer, except where failure to obtain such Consent or approval or failure to make such filing has not had, does not have and would not reasonably be expected to have a Material Adverse Effect on Buyer's ability to perform its obligations hereunder.

     4.06  Acquisition of Rights.  As of the date hereof, Buyer has no actual
           ---------------------
knowledge of any reason relating to Buyer that any Governmental Authority or other party whose consent is required or contemplated hereunder, would refuse to consent to the transfer of CATV Instruments or any rights to Buyer hereunder or would condition granting of any such consent on the performance by Seller or Buyer of any material obligation not expressly set forth herein.

     4.07  Representation of Mediacom.  Mediacom represents and warrants that
           --------------------------
Buyer is a direct wholly-owned subsidiary of Mediacom.

5.   Covenants.
     ---------

     5.01  Business of Seller.  From the date hereof to the Closing Date, and
           ------------------
except as otherwise consented to or approved by Buyer in writing (which consent shall not be unreasonably withheld), Seller covenants and agrees as follows:

          (a) Business in Ordinary Course.  Except as otherwise provided herein,
              ---------------------------
     Seller shall conduct the CATV Business in the ordinary course, consistent with past practices. Seller shall use reasonable commercial efforts to preserve the CATV Business intact, to retain the services of its Employees (including, in the sole discretion of Seller, the payment of bonuses or other incentives to retain such Employees) and agents, and to preserve its business relationships with, and the goodwill of, its customers, suppliers and others. Seller shall pay before delinquent all taxes and other charges upon or against Seller or any of its properties or income, file when due all tax returns and other reports required by Governmental Authorities and pay when due all liabilities except those which it chooses to contest in good faith and by appropriate proceedings.

          (b) Books and Records.  Seller shall maintain its books, accounts and
              -----------------
     records in the usual, regular and ordinary manner.

          (c) Litigation During Interim Period.  Seller will advise Buyer in
              --------------------------------
     writing promptly of the assertion, commencement or threat of any material claim, litigation, labor dispute, proceeding or investigation in which Seller is a party or the Acquired Assets or CATV Business may be affected.

          (d) Material Contracts and Material CATV Instruments.  Seller shall
              ------------------------------------------------
     deliver to Buyer copies of all Material Contracts and Material CATV Instruments that are entered into after the date hereof and prior to the Closing.

          (e) Maintenance of Acquired Assets.  Seller shall maintain the
              ------------------------------
     Acquired Assets, including the plant and Equipment and Inventory related thereto, in good operating condition, except where the failure to so maintain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (f) Disconnection.  Seller shall continue in all material respects its
              -------------
     policies for disconnection and discontinuance of service to Basic Subscribers whose accounts are delinquent in accordance with those policies in effect on the date of this Agreement.

          (g) Disposal of Acquired Assets.  Seller shall not sell, transfer or
              ---------------------------
     assign any Acquired Assets other than in the ordinary course of business consistent with past practices.

          (h) New Contracts.  Seller, without consent of Buyer, shall not enter
              -------------
     into any contract or commitment not on an arm's-length basis for the acquisition of goods or services relating to the CATV System or the CATV Business, exclusive of contracts or commitments with respect to capital expenditures, the performance of which will not be completed by the Closing Date and which involve an annual expenditure in excess of $25,000;

     provided, however, that if such contract or commitment is being entered
     --------  -------
     into in the ordinary course of the CATV Business, then Buyer shall not unreasonably withhold consent.

          (i) Increased Compensation.  Subject to Section 5.01(a), Seller shall
              ----------------------
     not increase in any material respect the compensation or benefits available to Employees of Seller who work in the CATV Business except as required pursuant to existing written agreements or except in the ordinary course of business consistent with past practice.

          (j) Accounts Receivable Write-Offs.  Seller shall report and write off
              ------------------------------
     accounts receivable in accordance with past practices.

          (k) Amendments.  Seller shall not permit the amendment or cancellation
              ----------
     of any Contract or CATV Instrument (other than those constituting Excluded Assets) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (l) Inventories.  Seller shall maintain Inventories at normal levels
              -----------
     consistent with past practice.

          (m) Marketing Programs.  Seller agrees not to implement any new
              ------------------
     marketing program, policy or practice, or implement any rate change, retiering or repackaging (i) outside the ordinary course of business consistent with past practices or (ii) designed to temporarily increase the number of Basic Subscribers.

     5.02  Access to Information.
           ---------------------

          (a) Access by Buyer.  Between the date of this Agreement and the
              ---------------
     Closing, Buyer shall have reasonable access upon reasonable notice during normal business hours to (i) all of the properties, books, reports, records, CATV Instruments and Contracts of Seller, and Seller shall furnish Buyer with all information it may reasonably request, (ii) executive officers of Cablevision in connection with matters relating to or arising out of this Agreement and (iii) the general manager of the CATV System, provided that reasonable advance notice is given to an executive officer of Cablevision. All information obtained by Buyer pursuant to this Agreement and in connection with the negotiation hereof shall be used by Buyer solely for purposes related to this Agreement and the acquisition of the Acquired Assets and, in the case of non-public information, shall, except as may be required for the performance of this Agreement or by Law, or as may be required to secure any financing needed to consummate the transactions contemplated hereby be kept in strict confidence by Buyer.

          (b) Access by Seller.  Subsequent to the Closing, Buyer shall preserve
              ----------------
     and give to Seller reasonable access upon reasonable notice during normal business hours to all of the books, reports, records, CATV Instruments and Contracts from files and records transferred to Buyer at the time of Closing, for the purposes of the preparation of tax returns, the defense of any claims asserted or which may be asserted with respect to which Seller is the Indemnitor as contemplated by this Agreement, or other proper purposes.

     5.03  Notification of Certain Matters.  Each party will promptly notify the
           -------------------------------
other party of any fact, event, circumstance or action the existence or occurrence of which would cause any of such party's representations or warranties under this Agreement not to be true and correct in any material respect.

     5.04  Forms 394.  If required, promptly after the date of this Agreement,
           ---------
Seller and Buyer shall, at their own expense, prepare and file properly prepared Applications for Franchise Authority Consent to Assignment or Transfer of Control or Cable Television Franchise FCC 394 with the local Government Authorities that have issued franchises to Seller, and shall file all additional information required by such franchises or applicable local Laws or that the Governmental Authorities deem necessary or appropriate in connection with their consideration of the request of Seller or Buyer that such authority approve of the transfer of the franchises included in the CATV System to Buyer.

     5.05  Monthly Financial Statements.  Between the date of execution and
           ----------------------------
delivery of this Agreement and the Closing Date, Seller shall deliver to Buyer within thirty-five (35) days after the end of each calendar month, unaudited financial information in the form customarily prepared by Seller with respect to the CATV Business and other reports with respect to the CATV Business (including, without limitation, capital expenditures to the CATV Business, reports setting forth the revenue and cash flow of the CATV Business for each month and year-to-date, subscriber information for basic subscribers and premium service units, disconnect requests, and such other information as Buyer may reasonably request which is in the form customarily prepared by Seller, beginning as soon as practicable after the date of this Agreement). Such financial information and monthly operating statements shall present fairly and accurately in all material respects the financial condition and results of operations of Seller and the CATV Business for the period then ended and as of such dates and be prepared in accordance with GAAP consistently applied through the periods specified subject to normal recurring adjustments.

     5.06  Covenant Not to Compete.  The term "Covenantors" as used in this
           -----------------------
Section 5.06 shall be defined to mean Seller and Cablevision.

           (a) Each Covenantor covenants and agrees that for a period of three years after Closing (or such period as allowed by law if less than three years), no Covenantor nor any corporation, firm or other entity controlled by such Covenantor (alone or in combination with any other Covenantor) will acquire, manage, operate or control, any cable television system, multichannel multipoint distribution system ("MMDS"), satellite master
                                                   ----
     antenna system ("SMATV") or local multipoint distribution system ("LMDS")
                      -----                                             ----
     within the System Area. Notwithstanding anything contained herein, the ownership of securities of any company which is "publicly held" and which do not constitute more than five percent (5%) of the voting rights or equity interests of such entity shall not constitute a violation of this covenant.

          (b) Each Covenantor agrees that in the event that any Covenantor commits a breach or threatens to commit a breach of any of the provisions of this Section 5.06 as a result of actions by such Covenantor or any corporation, firm or other entity controlled by such Covenantor, Buyer shall have the right and remedy to have the provisions of this Section 5.06 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach could cause immediate irreparable injury to Buyer and that money damages would not provide an adequate remedy at law for any such breach or threatened breach. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies including damages available to Buyer at law or in equity.

          (c) If any of the provisions of, or covenants contained in, this
     Section 5.06 are hereafter construed to be wholly or to any extent invalid or unenforceable in any jurisdiction, the same shall be deemed automatically modified to the minimum extent necessary to make such provision or covenant enforceable, and the same shall not affect the remainder of the provisions to the extent not invalid or unenforceable in such jurisdiction or the enforceability thereof without limitation in any other jurisdiction.

     5.07  No Solicitation.  Between the date of this Agreement and the Closing
           ---------------
Date, Seller shall not, and shall cause its partners, officers, directors, employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to the CATV Business, engage in any negotiations concerning, or provide to any other Person any information or data relating to the CATV Business, the CATV System, the Acquired Assets, or Seller for the purposes of, or have any discussions with any Person relating to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any effort or attempt by any other Person to seek or effect a sale of all or substantially all of Seller, the Acquired Assets, the CATV System or the CATV Business.

6.   Deliveries at Closing.
     ---------------------

     6.01  Deliveries by Seller.  At the Closing, Seller will deliver or cause
           --------------------
to be delivered to Buyer:

           (a) Such deeds (consisting of special warranty deeds unless Seller received a lesser deed in connection with its acquisition of such property, then a quitclaim deed or such other form of deed as Seller determine is appropriate based on advice of its counsel), certificates or title policies, bills of sale, endorsements, and other good and sufficient instruments of conveyance, transfer and assignment as are necessary to vest in Buyer the right, title and interest of Seller in accordance herewith in and to the Acquired Assets in a form reasonably satisfactory to Buyer.

           (b) A certificate signed by a principal officer of Seller, dated as of the Closing, representing and certifying to Buyer as to the matters set forth in Sections 7.02, 7.03, 7.04 and 7.05.

           (c) A Bill of Sale, General Assignment and Instrument of Assumption of Liabilities in substantially the form of Exhibit B hereto.

           (d) An opinion of Seller's Massachusetts Counsel, substantially in the form of Exhibit D-1 hereto, an opinion of Seller's Missouri Counsel, substantially in the form of Exhibit D-2 hereto, and an opinion of CSC Holdings, Inc.'s General Counsel in the form of Exhibit D-3 hereto.

           (e) An opinion of Seller's FCC Counsel, substantially in the form of Exhibit G hereto.

           (f) Evidence that the waiting period under the HSR Act and Rules, if applicable, has expired.

           (g) Evidence in a form and substance reasonably satisfactory to Buyer of receipt of the Buyer Required Consents and approvals listed on Schedule
     3.02 as required as conditions to the transactions contemplated hereunder have been obtained.

          (h) The Indemnity Escrow Agreement, in substantially the form attached hereto as Exhibit F, executed by Seller.

     6.02  Deliveries by Buyer.  At the Closing, Buyer will deliver or cause to
           -------------------
be delivered to Seller:

          (a) The Purchase Price as provided in Section 2.02.

          (b) A Bill of Sale, General Assignment and Instrument of Assumption of Liabilities in the form of Exhibit B hereto.

          (c) A certificate signed by a member or manager of Buyer dated as of the Closing, representing and certifying to Seller as to matters set forth in Sections 8.02, 8.03, 8.04 and 8.05.

          (d) An opinion of Buyer's Counsel, substantially in the form of Exhibit E hereto.

          (e) Evidence in a form and substance reasonably satisfactory to Seller that the Seller Required Consents listed on Schedule 4.05 have been obtained.

          (f) Evidence that the waiting period under the HSR Act and Rules, if applicable, has expired.

          (g) The Indemnity Escrow Agreement, in substantially the form attached hereto as Exhibit F, executed by Buyer.

7.   Conditions to the Obligations of Buyer.
     --------------------------------------

     The obligations of Buyer to complete the transactions provided for herein are subject to the fulfillment, of all of the following conditions any of which may be waived in writing by Buyer:

     7.01  Receipt of Consents.  The conditions specified in Section 9.02 shall
           -------------------
have been satisfied and the Buyer Required Consents described in Schedules 3.02 and 4.05, shall have been obtained and be in full force and effect. In the event that Buyer waives the obtaining of a Buyer Required Consent, Buyer agrees that the failure to obtain such Buyer Required Consent shall in no event constitute the breach of any representation or warranty of Seller or a default by Seller hereunder.

     7.02  Seller's Authority.  All actions under the documents governing
           ------------------
Seller that are necessary to authorize (i) the execution and delivery of this Agreement by Seller and the performance by Seller of its obligations under this Agreement and (ii) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Seller and shall be in full force and effect on the Closing Date.

     7.03  Performance by Seller.  Seller shall have performed all of its
           ---------------------
agreements and covenants hereunder (including, without limitation, its covenants in Articles 5, 6 and 9) to the extent such are required to be performed at or prior to the Closing except (and other than with respect to covenants and agreements set forth in Section 6.01) where the failure to perform, individually or in the aggregate, has not had, does not have or would not reasonably be expected to have, a Material Adverse Effect or which does not have a material adverse affect on the ability of Seller to consummate the transactions contemplated hereby.

     7.04  Absence of Breach of Warranties and Representations.  The
           ---------------------------------------------------
representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except (i) to the extent that such representations and warranties describe a condition on a specified time or date or are affected by the conclusion of the transactions permitted or contemplated hereby or the conduct of the CATV Business in accordance with Article 5 hereof between the date hereof and the Closing Date, or (ii) where the failure of such representations and warranties to be true and correct, individually or in the aggregate, does not have, has not had and would not reasonably be expected to have, a Material Adverse Effect.

     7.05  Absence of Proceedings.  No Judgment shall have been issued enjoining
           ----------------------
or preventing the consummation of the transactions contemplated hereby.

     7.06  Maximum Negative Subscriber Adjustment.  The Basic Subscriber
           --------------------------------------
Estimate shall not be less than 3,500 Basic Subscribers; provided, however, that if the Basic Subscriber Estimate is less than 3,500 Basic Subscribers, Buyer may in its sole discretion elect to proceed to a Closing in which case (i) the maximum Subscriber Adjustment at Closing will be a negative $230,731, (ii) Buyer and Seller agree that neither of them shall be entitled to a Final Subscriber Adjustment and that after the Closing Date the provisions of Section 2.04(b) shall be of no force and effect (except for purposes of determining the meaning of certain defined terms under this Agreement) and (iii) this condition shall be deemed waived in writing by Buyer.

8.   Conditions to the Obligations of Seller.
     ---------------------------------------

     The obligations of Seller to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions, any of which may be waived in writing by Seller.

     8.01  Receipt of Consents.  The conditions specified in Section 9.02 shall
           -------------------
have been satisfied and the Seller Required Consents described in Schedules 3.02 and 4.05 shall have been obtained and shall be in full force and effect. In the event that Seller waives the obtaining of a Seller Required Consent, Seller agrees that the failure to obtain such Seller Required Consent shall in no event constitute the breach of any representation or warranty of Buyer or a default by Buyer hereunder.

     8.02  Buyer's Authority.   All member or manager and other actions
           -----------------
necessary to authorize (i) the execution, delivery and performance by Buyer of this Agreement, and (ii) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Buyer and shall be in full force and effect on the Closing Date.

     8.03  Performance by Buyer.  Buyer shall have performed in all material
           --------------------
respects all covenants (including, without limitation, its covenants and agreements set forth in Article 5, 6, or 9) and agreements to be performed by it hereunder to the extent such are required to be performed at or prior to the Closing except (and other than with respect to covenants and agreements set forth in Section 6.02) where the failure to perform does not have a Material Adverse Effect on the ability of Buyer and Seller to consummate the transactions contemplated hereby.

     8.04  Absence of Breach of Representations and Warranties.  All
           ---------------------------------------------------
representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if then made, except to the extent that such representations and warranties describe a condition on a specified time or date or are affected by the conclusion of the transactions permitted or contemplated hereby or the conduct of the CATV Business in accordance with Article 5 hereof between the date hereof and the Closing Date.

     8.05  Absence of Proceedings.  No Judgment shall have been issued enjoining
           ----------------------
or preventing the consummation of the transactions contemplated hereby.

     8.06   Maximum Negative Subscriber Adjustment. The Basic Subscriber
            --------------------------------------
Estimate shall not be less than 3,500 Basic Subscribers; provided, however, that
                                                         --------  -------
if the Basic Subscriber Estimate is less than 3,500 Basic Subscribers, Buyer may in its sole discretion elect to proceed to a Closing in which case (i) the maximum Subscriber Adjustment at Closing will be a negative $230,731, (ii) Buyer and Seller agree that after the Closing Date neither of them shall be entitled to a Final Subscriber Adjustment and that the provisions of Section 2.04(b) shall be of no force and effect (except for purposes of determining the meaning of certain defined terms under this Agreement) and (iii) this condition shall be deemed waived in writing by Seller.

9.   Covenants.
     ---------

     9.01  Compliance with Conditions.  Each of the parties hereto covenants and
           --------------------------
agrees with the other to exercise reasonable commercial efforts to perform, comply with and otherwise satisfy each and every one of the conditions to be satisfied by such party hereunder and each party shall use reasonable commercial efforts to notify promptly the other if it shall learn that any conditions to performance of either party will not be fulfilled.

     9.02  Compliance with HSR Act and Rules.
           ---------------------------------

          (a) The performance of the obligations of all parties under this Agreement is subject to the condition that, if the HSR Act and Rules are applicable to the transactions contemplated hereby, the waiting period specified therein, as the same may be extended, shall have expired without action taken to prevent the consummation of the transactions contemplated hereby.

          (b) Each of the parties hereto will use its reasonable commercial efforts to comply promptly with any applicable requirements under the HSR Act and Rules relating to filing and furnishing of information to the FTC and the Antitrust Division of the DOJ, the parties' actions to include, without limitation, (i) filing or causing to be filed the HSR Report required to be filed by them, or by any other Person that is part of the same "person" (as defined in the HSR Act and Rules) or any of them, and taking all other action required by the HSR Act or Rules; (ii) coordinating the filing of such HSR Reports (and exchanging drafts thereof) so as to present both HSR Reports to the FTC and the DOJ at the time selected by the mutual agreement of Seller and Buyer, and to avoid substantial errors or inconsistencies between the two in the description of the transaction; and
     (iii) using their reasonable commercial efforts to comply with any additional request for documents or information made by the FTC or the DOJ or by a court and assisting the other parties to so comply.

          (c) Notwithstanding anything herein to the contrary, in the event that the consummation of the transactions contemplated hereby is challenged by the FTC or the DOJ or any agency or instrumentality of the Federal Government by an action to stay or enjoin such consummation, then Buyer and Seller (each, a "Side") shall cooperate with each other, as reasonably
                      ----
     requested, but not beyond the Outside Date, to contest such action until such Side does not reasonably believe that there are reasonable grounds to contest such action, at which time such Side shall have the right to terminate this Agreement unless the other of such Sides, at its sole cost and expense, elects to contest such action, in which case the noncontesting Side shall cooperate with the contesting Side and assist the contesting Side, as reasonably requested, to contest such action until such time as any party terminates this Agreement under this Section or Article
     12. In the event that such a stay or injunction is granted (preliminary or otherwise), then either Buyer or Seller may terminate this Agreement by prompt written notice to the other(s). If any other form of equitable relief affecting any party is granted to the FTC, the DOJ or other such agency or instrumentality, then such party may terminate this Agreement by prompt written notice to the other parties. Upon any termination pursuant to this Section 9.02(c) other than as a result of a breach of this Agreement, no party shall have any further obligation or liability to the other parties under this Agreement. To effectuate the intent of the foregoing provisions of this Section 9.02, the parties agree to exchange requested or required information in making the filings and in complying as above provided, and the parties agree to take all necessary steps to preserve the confidentiality of the information set forth in any filings including, without limitation, limiting disclosure of exchanged information to counsel for the nondisclosing party or parties.

     9.03  Applications for Consent to Transfer the Acquired Assets.
           --------------------------------------------------------

          (a) Subject to Section 5.04 and Section 9.02, in order to secure requisite Consents to the transfer to Buyer of the Acquired Assets, Buyer with respect to the Consents listed on Schedule 4.05 and Seller with respect to the Consents listed in Schedule 3.02 shall proceed as promptly as practicable and in good faith and using reasonable commercial efforts, to prepare, file and prosecute such application or applications as may be necessary to obtain each such consent or approval. Buyer and Seller shall use reasonable commercial efforts to promptly assist each other and shall take such prompt and affirmative actions as may be reasonably necessary in obtaining such Consents required to be obtained hereunder and shall cooperate with each other in the preparation, filing and prosecution of such applications as may be reasonably necessary, and agree to furnish all information required by the approving entity, and to be represented at such meetings or hearings as may be scheduled to consider such applications. Buyer agrees to negotiate in good faith with any applicable Governmental Authority with respect to any reasonable request made by such Governmental Authority in connection with obtaining any Consents, renewals or extensions. Without limiting in any respect the foregoing, each party agrees to file applications acceptable to all parties with all appropriate Governmental Authorities for all consents or approvals required to consummate the transactions hereunder within forty-five (45) days after the date of this Agreement.

          (b) Buyer agrees that, except as provided in the following sentence, it will not, without the prior written consent of Seller, take any action to amend or that would amend or modify any application filed as provided in this Section 9.03 after the date that such application is accepted as complete. Buyer and Seller agree that Buyer may amend or modify one time any such application or applications previously filed without the consent of Seller so long as such amendments or modifications are required by applicable Law; provided, that if, as a result of such amendments or
                     --------
     modifications, the conditions precedent to Closing cannot be satisfied by the Outside Date, then Buyer and Seller agree that the Outside Date shall automatically be extended to the first date on which the approval period with respect to such amendments or modifications shall have expired, but in no event beyond twelve months from the date of this Agreement. In the event that Buyer breaches the provisions of this Section 9.03(b) and as a direct result thereof the conditions precedent to Closing cannot be satisfied by the Outside Date, as extended, then Seller may (if it so elects) (i) extend the Outside Date in Section 12.01 to a date that will give effect to any resulting delay; or (ii) terminate this Agreement under
     Section 12.02 hereof.

     9.04  Records, Taxes and Related Matters.  Seller and Buyer shall each make
           ----------------------------------
their respective books and records (including work papers in the possession of their respective accountants) available for inspection by the other party, or by its duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, on reasonable notice, for a seven (7) year period after the Closing Date with respect to all transactions of the CATV Business occurring prior to or relating to the Closing, and the historical financial condition, assets, liabilities, results of operation and cash flows of the CATV Business for any period prior to the Closing. In the case of records owned by Seller, such records shall be made available at Seller's executive office, and in the case of records owned by Buyer, such records shall be made available at the office at which such records are maintained. As used in this
Section 9.04, the right of inspection includes the right to make copies for reasonable business purposes. In all cases where Buyer, pursuant to the terms hereof, has assumed Seller's liability for the payment of taxes (including, without limitation, deposits), Buyer shall (unless and to the extent otherwise requested by Seller) prepare and file all returns, reports, information statements, forms or other documents required to be filed with respect to such taxes, all in a timely and proper fashion and as may be reasonably necessary or appropriate to assure that Seller shall be in material compliance with law, and Buyer shall pay or cause to be paid all such taxes when due.

     9.05  Non-Assignment.  Notwithstanding any provision to the contrary
           --------------
contained herein (but not in limitation of Seller's obligations under Section
9.03 or the conditions set forth in Section 7.01), Seller shall not be obligated to assign to Buyer any Contract or CATV Instrument which provides that it may not be assigned without the consent of the other party thereto and for which such consent is not obtained, but in any such event, Seller shall, to the extent reasonably necessary, cooperate with Buyer in any commercially reasonable arrangement designed to provide the benefits thereof to Buyer. Without limiting the generality of any provision elsewhere herein contained, the non-assignment of any of the foregoing shall not, to the extent that it is otherwise an Assumed Liability hereunder, alter its status as such or relieve Buyer of its obligations or liabilities with respect thereto so long as and only to the extent Buyer obtains the benefit of the Acquired Asset relating to such Assumed Liability.

     9.06  Use of Names and Logos.  For a period of one hundred and twenty (120)
           ----------------------
days after the Closing Date, Buyer shall be entitled to use trademarks, trade names, service marks, service names, logos, and similar proprietary rights of Seller to the extent incorporated in the Acquired Assets transferred to it at Closing; provided that Buyer shall use commercially reasonable efforts to remove all names, marks, logos and other rights of Seller from the Acquired Assets as soon as reasonably practicable after Closing.

10.    Survival of Representations, Warranties, Covenants and Other Agreements;
       ------------------------------------------------------------------------
       Indemnification.
       ---------------

      10.01  Survival of Representations, Warranties, Covenants and Other
             ------------------------------------------------------------
Agreements.  All representations, warranties, covenants and other agreements
----------
made by the parties to this Agreement (other than representations and warranties set forth in (i) Section 3.06(d) which shall survive the Closing for a period of two (2) years and (ii) Section 3.05, Section 3.06(a) or relating to claims by third parties with respect to Excluded Liabilities which shall each survive the Closing for the period ending 60 days after the expiration of the relevant statute of limitations applicable to such claims) shall survive the Closing for a period of one year, and shall thereafter terminate.

     10.02  Indemnification by Seller.
            -------------------------

           (a)  Indemnity.  Subject to Section 10.01 and Section 10.05, Seller
                ---------
     agrees to indemnify, defend and hold harmless Buyer, its affiliates and its respective shareholders, directors, officers, partners, employees, agents, successors and assigns (a "Seller Indemnified Party"), from and against all
                                ------------------------
     losses, damages, liabilities, deficiencies or obligations, including, without limitation, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal fees) (collectively, "Losses") to which they may become subject as a direct
                     ------
     result of (x) the Excluded Liabilities, (y) any and all misrepresentations or breaches of a representation herein or warranty (other than that contained in Section 3.06(d), which is provided for in Section 10.05) or the nonperformance or breach of any covenants or agreements of Seller contained herein and (z) solely in the event that the Basic Subscriber Estimate is less than 3,500 Basic Subscribers and Buyer and Seller waive the conditions set forth in Sections 7.06 and 8.06 hereof, a misrepresentation of the number of Basic Subscribers in the Basic Subscriber Estimate such that the actual number of Basic Subscribers delivered on the Closing Date is less than the number of Basic Subscribers included in the Basic Subscriber Estimate.

          (b) Payment.  Any obligations of Seller under the provisions of this
              -------
     Article (including, for the avoidance of doubt, Section 10.05) shall be paid promptly to Seller Indemnified Party by Seller and shall represent a retrospective adjustment to Purchase Price. The amount of such payment (and adjustment) shall be equal to the amount of the Loss incurred by the Seller Indemnified Party on account of the matter for which indemnification is required hereunder less any payments made or to be made to the Seller Indemnified Party under any insurance, indemnity or similar policy or arrangement.

          (c)  Buyer's Basket.  Notwithstanding anything contained herein to the
               --------------
     contrary, the indemnification provided above shall apply only to the extent that, and not until, the aggregate of all amounts subject to indemnification under this Section 10.02 exceeds Sixty Thousand Dollars ($60,000) (the "Buyer's Basket"). In any event, the maximum amount that
                     --------------
     Seller will be required to pay under this Section 10.02 and Section 10.05 in respect of all claims by all parties is Five Hundred Thousand Dollars ($500,000); provided, however, that the Buyer's Basket and Five Hundred
                 --------  -------
     Thousand ($500,000) maximum shall not apply to claims relating to Excluded Liabilities and as to which Seller has been given a complete opportunity to contest, dispute, defend against and appeal by appropriate proceedings.
     For avoidance of doubt, amounts paid by Buyer under Section 10.05 shall not apply toward Buyer's Basket.

     10.03  Indemnification by Buyer.
            ------------------------

           (a)  Indemnity.  Subject to Section 10.01, Buyer agrees to indemnify,
                ---------
     defend and hold harmless Seller and its respective shareholders, partners, directors, officers, employees, agents, successors and assigns (a "Buyer
                                                                        -----
     Indemnified Party"), from and against all Losses to which they may become
     -----------------
     subject as a direct result of: (i) any and all misrepresentations or breaches of a representation or warranty or the nonperformance or breach of any covenant or agreement of Buyer contained herein; (ii) the Assumed Liabilities; or (iii) the ownership and operation of the Acquired Assets and the CATV Business after the Closing.

          (b) Payments.  Any obligations of Buyer under the provisions of this
              --------
     Article shall be paid promptly to the Buyer Indemnified Party by Buyer. The amount of such payment shall be equal to the amount of the Loss incurred by the Buyer Indemnified Party on account of the matter for which indemnification is required hereunder less any payments made or to be made to the Buyer Indemnified Party under any insurance, indemnity or similar policy or arrangement.

          (c) Seller's Basket.  Notwithstanding anything contained herein to the
              ---------------
     contrary, the indemnification provided above shall apply only to the extent that, and not until, the aggregate of all amounts subject to indemnification under this Section 10.03 exceeds Sixty Thousand Dollars ($60,000)(the "Seller's Basket"). In any event, the maximum amount that
                    ---------------
     Buyer will be required to pay under this Section 10.03 in respect of all claims by all parties is Five Hundred Thousand Dollars ($500,000);

     provided, however, that the Seller's Basket and Five Hundred Thousand
     --------  -------
     ($500,000) maximum shall not apply to claims relating to Assumed
     Liabilities.

     10.04  Third Party Claims.  If any claim ("Asserted Claim") covered by the
            ------------------                  --------------
foregoing indemnities is asserted against any indemnified party ("Indemnitee"),
                                                                  ----------
it shall be a condition to the obligations under this Article that the Indemnitee shall promptly give the indemnifying party ("Indemnitor") notice
                                                        ----------
thereof in accordance with Section 13.05. The Indemnitee shall give Indemnitor an opportunity to control negotiations toward resolution of such claim without the necessity of litigation, and, if litigation ensues, to defend the same with counsel reasonably acceptable to Indemnitee, at Indemnitor's expense, and Indemnitee shall extend reasonable cooperation in connection with such defense. If the Indemnitor fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, Indemnitee shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and Indemnitor shall be liable to the Indemnitee for its expenses reasonably incurred in connection therewith which Indemnitor shall promptly pay. Neither Indemnitor nor Indemnitee shall settle, compromise, or make any other disposition of any Asserted Claims, which would or might result in any liability to Indemnitee or Indemnitor, respectively, under this Article 10 without the written consent of Indemnitee or Indemnitor, respectively, which shall not be unreasonably withheld; provided, that the Indemnitor may settle,
                                    --------
compromise or make any other disposition of Asserted Claims if the same includes a complete discharge of the Indemnitees.

     10.05  Environmental Matters.   Buyer may perform, at its option and at its
            ---------------------
own expense, Phase I environmental site assessments and asbestos studies (the "Environmental Reports") of the Real Property performed by one or more reputable
----------------------
environmental firms designated by Buyer and reasonably acceptable to Seller. Buyer covenants to notify Seller of any adverse environmental conditions affecting the Real Property of which it has knowledge prior to Closing. If environmental conditions are uncovered as a result of obtaining such Environmental Reports or as a result of subsequent investigations conducted by Buyer after Closing pursuant to such Environmental Reports and (i) remediation of such conditions is required by Environmental Law or such conditions, if not remediated, would in their then existing state reasonably be expected to subject Buyer to fines or penalties as a result of such conditions violating Environmental Law or (ii) Seller's representations and warranties in Section 3.06(d) are breached, then (a) Buyer will pay the first Seventeen Thousand Dollars ($17,000) of actual out-of-pocket remediation expense associated with such environmental conditions, (b) Buyer and Seller will share equally the next One Hundred and Ten Thousand Dollars ($110,000) of actual out-of-pocket remediation expense associated with such environmental conditions, and (c) Seller will pay all of the remainder of such actual out-of-pocket remediation expense associated with the environmental conditions; provided, however, in no event will Seller pay in
                              --------  -------
excess of Five Hundred Thousand Dollars ($500,000) in the aggregate as a result of payments made under this Section 10.05 and Section 10.02 and, provided further, that Buyer shall have no obligation to pay or incur any remediation expense unless and until the Closing shall have occurred. Any environmental conditions uncovered as a result of performing the Environmental Reports will not affect the Closing, unless as a result thereof, a condition precedent to Closing cannot be satisfied. Seller and Buyer agree that Buyer shall not be entitled to make any claims against Seller pursuant to this Section 10.05 subsequent to the date that is two (2) years after the Closing.

     10.06   Sole Remedy Upon Closing.  Seller and Buyer agree (a) that the
             ------------------------
indemnification under Sections 10.02 and 10.05 of this Agreement is the sole remedy of Buyer for a breach of this Agreement by Seller in the event the transactions contemplated by this Agreement are consummated and (b) that the indemnification under Section 10.03 of this Agreement is the sole remedy of Seller for a breach of this Agreement by Buyer in the event the transactions contemplated by this Agreement are consummated.

11.  Further Assurances.
     ------------------

     From time to time after the Closing, each party will execute and deliver such other instruments of conveyance and transfer, fully cooperate with the other parties and take such other actions as the other parties reasonably may request to effect the purposes and intent of this Agreement; provided, however, that nothing in this Agreement shall be deemed to require or permit Seller or Buyer to take any action that would otherwise require approval of any CATV Licenses by any Governmental Authority prior to the time such approval is obtained.

12.  Closing.
     -------

     12.01  Closing.  The Closing shall take place at the offices of Buyer's
            -------
counsel at 10:00 A.M., local time, on the
fifth (5th) business day after all consents required as conditions to the sale as provided in Section 7.01 have been received (the "Closing Date"); and
                                                     ------------
provided further that if the Closing shall not have occurred prior to the expiration of nine months from the date of this Agreement or as extended pursuant to Section 9.03 (the "Outside Date"), this Agreement shall terminate
                               ------------
unless otherwise provided by the mutual written agreement of Buyer and Seller. If, as of the Outside Date, the Closing cannot be effected, all parties hereto shall be released from all obligations hereunder other than obligations arising from a breach or default hereunder, and each party hereto will bear expenses as provided in Section 13.06 hereof. At the Closing, the parties hereto shall execute and deliver all instruments and documents as shall be necessary in the reasonable opinion of counsel for the respective parties to consummate the transactions contemplated herein.

    12.02  Termination.  In addition to the termination provided for in Section
           -----------
12.01, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

          (a) At any time, by the mutual written agreement of Buyer and Seller;

          (b) By Buyer, upon and effective as of the date of written notice to Seller, if any of the conditions to the obligations of Buyer set forth in
     Article 7 shall not have been waived or satisfied at the time of the Closing;

          (c) By Buyer, if there has been a breach by Seller of any of their representations, warranties, covenants or agreements contained in this Agreement, and such breach shall not have been cured within a reasonable time after notice thereof to Seller, or cannot reasonably be cured, in either case, such that the provisions of Sections 7.01, 7.02, 7.03 or 7.04 of this Agreement are incapable of being satisfied by the Outside Date;

          (d) By Seller, upon and effective as of the date of written notice to Buyer, if any of the conditions to the obligations of Seller set forth in
     Article 8 shall not have been waived or satisfied at the time of the Closing;

          (e) By Seller, if there has been a breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement, and such breach shall not have been cured within a reasonable time after notice thereof to Buyer or cannot reasonably be cured, in either case, such that the provisions of Sections 8.01, 8.02, 8.03 or 8.04 of this Agreement are incapable of being satisfied by the Outside Date;

          (f) By Seller or Buyer, upon and effective as of the date of written notice to the other parties, pursuant to the termination provisions of
     Section 9.02(c);

          (g) By Seller, upon and effective as of the date of written notice to Buyer, pursuant to the termination provisions of Section 9.03(b);

          (h) By Buyer, if Seller refuses to proceed or tender performance at Closing; or

          (i) By Seller, if Buyer refuses to proceed or tender performance at Closing.

     12.03  Remedies Upon Default.
            ---------------------

           (a)  Buyer's Default.  Subject to the last sentence of this Section
                ---------------
     12.03(a), if (i) Seller terminates this Agreement pursuant to Section 12.02(d) as a result of any of the conditions set forth in Sections 8.01, 8.02, 8.03 or 8.04 not having been satisfied at the time the Closing should have otherwise occurred and such failure to have any such condition satisfied is due to Buyer's breach of any material term, condition, covenant or agreement of this Agreement, or (ii) this Agreement shall terminate pursuant to Section 12.01 or Section 12.02(g) and such failure of the Closing to occur on or prior to the Outside Date is due to Buyer's breach of any material term, condition, covenant or agreement of this Agreement, or (iii) Seller terminates this Agreement pursuant to Section 12.02(i) because Buyer refuses to proceed or tender performance at the Closing, or (iv) Seller terminates this Agreement pursuant to Section 12.02(e), then, unless, in the case of clause (iii), at the Closing there is a nonfulfillment of any of the conditions precedent specified in Article 7 hereof (other than as a result of Buyer's breach of its obligations hereunder) or unless in the case of clause (i),
     (ii), (iii) or (iv) Seller is in material breach under this Agreement, Seller shall be entitled to receive the deposit in the Earnest Money Escrow, pursuant to the Earnest Money Escrow Agreement. The parties agree that such payment to Seller shall constitute liquidated damages and not a penalty and that the amount of such liquidated damages are reasonable in light of the nature of the harm to Seller and the difficulty in assessing actual damages.

          (b)  Seller's Default.  If (i) Buyer terminates this Agreement
               ----------------
     pursuant to Section 12.02(b) as a result of any of the conditions set forth in Sections 7.01, 7.02, 7.03 or 7.04 not having been satisfied at the time the Closing should have otherwise occurred and such failure to have any such condition satisfied is due to Seller's breach of any material term condition, covenant or agreement of this Agreement, or (ii) this Agreement shall terminate pursuant to Section 12.01 and such failure of the Closing to occur on or prior to the Outside Date is due to Seller's breach of any material term, condition, covenant or agreement of this Agreement, or (iii) Buyer terminates this Agreement pursuant to Section 12.02(h) because Seller refuses to proceed or tender performance at the Closing, or (iv) Buyer terminates this Agreement pursuant to Section 12.02(c) then, unless in the case of clause (iii), at the Closing there is a nonfulfillment of any of the conditions precedent specified in Article 8 hereof (other than as a result of Seller's breach of its obligations hereunder) or unless in the case of clause (i), (ii), (iii) or (iv) Buyer is in material breach under this Agreement, Buyer shall be entitled to recover Damages from Seller suffered by Buyer as a result of such breach but in no event shall Buyer be entitled to recover in excess of $500,000 as a result of damages suffered hereunder. Alternatively, if at any time on or prior to the Closing Date, Seller shall be in material breach or be in material default of its obligations under this Agreement, including if the Closing does not occur due to the refusal by Seller to proceed or tender performance at Closing in violation of their obligations under this Agreement, and, with respect to any such breach or default by Seller occurring prior to the time the conditions set forth in
     Section 7 and 8 hereof have been waived or satisfied, provided that Buyer
                                                           --------
     is not then in material breach or in material default of its obligations under this Agreement, Buyer shall be entitled to require Seller to specifically perform and consummate the transactions in accordance with this Agreement, if necessary, through injunction, court order or other process, and to recover from Seller any costs and expenses incurred by Buyer in connection therewith. The remedy of specific performance is in addition to, and Buyer shall be entitled to, any and all other rights and remedies at law, including damages, available to Buyer in accordance with the terms of this Agreement, provided that in no event shall Buyer be entitled to recover in excess of $500,000 as a result of damages suffered hereunder, and provided further that the remedy of specific performance is only available if Buyer does not terminate this Agreement and does not proceed at law for damages from Seller.

     12.04 Return of Earnest Money Escrow. Subject to Section 12.03(a) of this
           ------------------------------
Agreement and the terms of the Earnest Money Escrow Agreement, upon the termination of this Agreement, the Earnest Money Escrow, together with any income thereon, shall be returned, paid or delivered to Buyer, as the case may be.

13.  Miscellaneous.
     -------------

     13.01 Amendments; Waivers.  This Agreement cannot be changed or terminated
           -------------------
orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision. Any condition to the performance of any party hereto which may legally be waived at or prior to the Closing may be waived in writing at any time by the party or parties entitled to the benefit thereof.

    13.02  Entire Agreement.  This Agreement sets forth the entire understanding
           ----------------
and agreement of the parties and supersedes any and all prior agreements, memoranda, arrangements and understandings relating to the subject matter hereof other than any letter or agreement that specifically refers to this Section
13.02. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.

    13.03  Binding Effect; Assignment.  This Agreement shall be binding upon and
           --------------------------
inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto; provided, however, that Buyer
                                                   --------  -------
may assign its rights under this Agreement to one or more entities that are subsidiaries of Buyer so long as such entity or entities assume the obligations of Buyer under this Agreement, including the obligation to assume the Assumed Liabilities at Closing.

    13.04  Construction; Counterparts.  The Article and Section headings of this
           --------------------------
Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

    13.05  Notices. All notices and communications hereunder shall be in writing
           -------
and shall be deemed to have been duly given to a party when delivered in person or by facsimile, or three business days after such notice is enclosed in a properly sealed envelope, certified or registered, and deposited (postage and certification or registration prepaid) in a post office or collection facility regularly maintained by the United States Postal Service, or one business day after delivery to a nationally recognized overnight courier service, and addressed as follows:

If to Seller:  Bootheel Video, Inc.
               One Media Crossways

               Woodbury, New York 11797
               Attention:  General Counsel
               Telephone:  (516) 364-8450
               Facsimile:  (516) 396-8768

               With a copy to:

               CSC Holdings, Inc.
               One Media Crossways
               Woodbury, New York  11797
               Attention:  General Counsel
               Telephone:  (516) 364-8450
               Facsimile:  (516) 396-8768

               With a copy to:

               Sullivan & Cromwell
               125 Broad Street
               New York, NY 10004
               Attention:  John P. Mead
               Telephone:  (212) 558-4000
               Facsimile:  (212) 558-3588

If to Buyer:   Mediacom Southeast LLC
               100 Crystal Run Road
               Middletown, New York 10941
               Attention:  Rocco B. Commisso
               Telephone:  (914) 695-2600
               Facsimile:  (914) 695-2699

               With a copy to:

               Mediacom LLC
               100 Crystal Run Road
               Middletown, New York 10941
               Attention:  Rocco B. Commisso
               Telephone:  (914) 695-2600
               Facsimile:  (914) 695-2699

               With a copy to:

               Cooperman Levitt Winikoff Lester & Newman, P.C.
               800 Third Avenue
               New York, New York 10022

               Attention:  Robert L. Winikoff, Esq.
               Telephone:  (212) 688-7000
               Facsimile:  (212) 755-2839

Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 13.05.

    13.06  Expenses of the Parties.  Except as otherwise provided herein, all
           -----------------------
expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement shall be borne solely by the party who shall have incurred the same.

    13.07  Non-Recourse.  No partner, officer, director, shareholder or other
           ------------
holder of an ownership interest of or in any party to this Agreement shall have any personal liability in respect of any such party's obligations under this Agreement by reason of his or its status as such partner, officer, director, shareholder or other holder.

    13.08  Third Party Beneficiary.  This Agreement is entered into only for the
           -----------------------
benefit of the parties and their respective successors and assigns, and nothing hereunder shall be deemed to constitute any person a third party beneficiary to this Agreement.

    13.09  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
           -------------
ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK.

    13.10  Press Releases.  No press release or other public information
           --------------
relating to the purchase and sale contemplated in this Agreement shall be made or disclosed by any party hereto without the consent of the other parties; provided however, that any party may disclose such information if reasonably deemed to be required by law by the legal counsel for such party.

    13.11  Severability.  If any provision of this Agreement is finally
           ------------
determined to be illegal, void or unenforceable, such determination shall not, of itself, nullify this Agreement which shall continue in full force and effect subject to the conditions and provisions hereof.

                           (SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    SELLER:

                                    BOOTHEEL VIDEO, INC.


                                    By: ______________________________
                                    Name:
                                    Title:

                                    BUYER:  MEDIACOM SOUTHEAST LLC

                                    By:  Mediacom LLC, a Member


                                    By: ______________________________
                                    Name:  Rocco B. Commisso
                                    Title: Manager

                                    CSC HOLDINGS, INC.


                                    By: ______________________________
                                    Name:
                                    Title:
                                    (only as to Section 3.20 and Section 5.06)

                                    MEDIACOM LLC


                                    By: ______________________________
                                    Name:  Rocco B. Commisso
                                    Title: Manager
                                    (only as to Section 4.07)